As filed with the Securities and Exchange Commission on May 2, 2006

File No. 333-130531

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HD PARTNERS ACQUISITION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6770	20-3893077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2601 Ocean Park Boulevard, Suite 320 Santa Monica, CA 90405 (310) 452-8300 ext. 111
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Bruce Lederman 2601 Ocean Park Boulevard, Suite 320 Santa Monica, CA 90405 (310) 452-8300 ext. 111
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Michael A. Midura, Esq. Ellenoff Grossman & Schole LLP 370 Lexington Avenue New York, NY 10017 (212) 370-1300 Facsimile: (212) 370-7889		Jonathan Klein, Esq. Daniel I. Goldberg, Esq. DLA Piper Rudnick Gray Cary US LLP 1251 Avenue of the Americas New York, NY 10020 (212) 835-6000 Facsimile: (212) 835-6001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(1)		Proposed Maximum Aggregate Offering Unit(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant(2)	14,375,000 Units	$8.00	$115,000,000	$13,536
Shares of Common Stock included as part of the Units(2)	14,375,000 Shares	—	—	—(3)
Warrants included as part of the Units(2)	14,375,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	14,375,000 Shares	$5.50	$79,062,500	$9,306
Representative’s Unit Purchase Option	1	$100	$100	—(3)
Units underlying the Representative’s Unit Purchase Option (“Representative’s Units”)(4)	1,250,000 Units	$10.00	$12,500,000	$1,471
Shares of Common Stock included as part of the Representative’s Units(4)	1,250,000 Shares	—	—	—(3)
Warrants included as part of the Representative’s Units(4)	1,250,000 Warrants	—	—	—(3)
Shares of Common Stock underlying the Warrants included in the Representative’s Units(4)	1,250,000 Shares	$6.875	$8,593,750	$1,012
Total			$215,156,350	$25,324	(5)

(1)    Estimated solely for the purpose of calculating the registration fee.

(2)    Includes 1,875,000 Units and 1,875,000 shares of Common Stock and 1,875,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over allotments, if any.

(3)    No fee pursuant to Rule 457(g).

(4)    Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions.

(5)    Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Preliminary Prospectus	Subject to Completion, May 2, 2006

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

$100,000,000

HD PARTNERS ACQUISITION CORPORATION

12,500,000 units

HD Partners Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination, with one or more domestic or international operating businesses in the media, entertainment or telecommunications industries. We do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit is being sold at a purchase price of $8.00 per unit and consists of:

•   one share of our common stock; and

•   one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $5.50. Each warrant will become exercisable on the later of our completion of a business combination and                      , 2007 [one year from the date of this prospectus] and will expire on                      , 2010 [four years from the date of this prospectus] or earlier upon redemption.

We have granted Morgan Joseph & Co. Inc., the representative of the underwriters, a 45-day option to purchase up to 1,875,000 additional units solely to cover over-allotments, if any (over and above the 12,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to the representative for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

There is presently no public market for our units, common stock or warrants. We have applied to have our units listed on the American Stock Exchange under the symbol “HDP.U” on or promptly after the date of this prospectus. Each of the shares of common stock and warrants may trade separately on and after the 90th day after the date of this prospectus unless Morgan Joseph & Co. Inc., the representative of the underwriters, determines that an earlier date is acceptable. Once the securities comprising the units begin separate trading, the common stock and warrants will be listed on the American Stock Exchange under the symbols “HDP” and “HDP.WS”, respectively. We cannot assure you, however, that any such securities will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 12 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount and commissions(1)	Proceeds, before expenses, to us
Per unit	$8.00	$0.56	$7.44
Total	$100,000,000	$7,000,000	$93,000,000

(1)    Includes deferred underwriting discounts and commissions of 2% of the gross proceeds, or $0.16 per unit (up to $2,000,000), payable to the underwriters only upon consummation of a business combination and then only with respect to those units as to which the component shares have not been converted to cash by those stockholders who voted against the business combination and exercised their conversion rights.

Of the net proceeds we receive from this offering and the sale of the founding director warrants that are described in this prospectus, $95,050,000 ($7.604 per unit) will be deposited into a trust account, of which $2,000,000 is attributable to the deferred underwriters’ discounts and commissions, at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, acting as trustee.

We are offering the units for sale on a firm-commitment basis. Morgan Joseph & Co. Inc., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about                       , 2006.

SOUTHWEST SECURITIES	GUNNALLEN FINANCIAL	LEGEND MERCHANT GROUP, INC.

                           , 2006

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to HD Partners Acquisition Corporation. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the open market, including any existing stockholders to the extent that they purchase or acquire such shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. All share and per share information in this prospectus gives effect to a .25 for 1 stock split in the form of a dividend effected in April 2006.

The Company

We are a blank check company organized under the laws of the state of Delaware on December 6, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition or other business combination. None of our officers or directors have had any communications or discussions with potential contacts or relationships regarding a potential business combination. To date, our efforts have been limited to organizational activities and actions related to the offering.

Our management team has extensive experience in the media, entertainment and telecommunications industries as senior executives. Eddy Hartenstein, Lawrence Chapman, Steven Cox and Robert Meyers have all held long-term senior executive positions at DIRECTV, Inc. Eddy Hartenstein, our Chairman, President and Chief Executive Officer, headed DIRECTV from its inception in 1990 until December 2003, during which time he led DIRECTV’s evolution from concept to the nation’s leading provider of digital television, with approximately 12.2 million customers and $7.7 billion in revenue through a combination of organic growth and acquisitions. Lawrence Chapman, our Executive Vice President, held multiple executive leadership positions within DIRECTV from its inception, including oversight of product development, programming, marketing and business affairs. Steven Cox, our Executive Vice President and Director, joined DIRECTV as its first general counsel shortly after commercial launch of service and held multiple executive leadership positions including oversight of strategic partnerships, business development and sales and distribution. Robert Meyers, our Chief Financial Officer, Treasurer and Director, joined DIRECTV as its Chief Financial Officer and later assumed executive oversight of customer satisfaction, which included the company’s installation and service network, customer service, marketing and customer retention activities. Bruce Lederman, our Executive Vice President and Secretary, was a senior partner at the law firm of Latham & Watkins LLP specializing in telecommunications transactions, and was extensively involved in all major negotiations involving the structuring and launch of the DIRECTV business on behalf of Hughes Aircraft Company (a predecessor to Hughes Electronics Corporation). In the course of their careers, management completed numerous strategic transactions including several acquisitions and developed extensive contacts and relationships in these industries.

While we may seek to effect business combinations with more than one target business in the media, entertainment or telecommunications industries, our initial business combination must be with a business or businesses whose fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, it is likely that we will have the ability to effect only a single business combination, although this may entail simultaneous acquisitions of several closely related operating entities. If we determine to simultaneously engage in a business combination with several operating businesses and these businesses are owned by different persons, each of the persons will have to agree that our transaction with its business is contingent on the simultaneous closings of the other transactions. This requirement may make it more difficult for us, and delay our ability, to complete the business combination. With multiple transactions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple counter parties) and the additional risks associated with the subsequent assimilation of the operations, services and products of the various companies in a single operating business.

If the business combination is with a business or businesses that have a fair market value substantially in excess of 80% of our net assets, in order to consummate such a transaction, we may issue a significant amount of our debt or equity securities to the owners of such businesses and seek to raise additional funds through a private offering of debt or equity securities or through commercial loans. Since we have no specific business combination under consideration, we have not entered into any such fundraising arrangement and have no current intention of doing so. There is no assurance that such fundraising arrangement, if desired, would be available on acceptable terms, if at all.

As used in this prospectus, a “target business” will include assets or an operating business in the media, entertainment or telecommunications industries and a “business combination” will mean the acquisition by us of such target business and could involve an acquisition of assets, a stock purchase, a merger or similar form of business combination. We do not have any specific business combination under consideration or contemplation and we have not, nor has anyone on our behalf, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. Moreover, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us. Additionally, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company.

Our executive offices are located at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405, and our telephone number at that location is (310) 452-8300 ext. 111.

The Offering

Securities offered	12,500,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may begin trading separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co., determines that an earlier date is acceptable, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering and the underwriters’ over-allotment has either expired or been exercised. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. We will file a separate Current Report on Form 8-K if the over-allotment option is exercised in whole or in part after the consummation of the offering. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if the representative has allowed separate trading of common stock and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website after the filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common stock:
Number outstanding before this offering	3,125,000 shares
Number to be outstanding after this offering	15,625,000 shares
Warrants:
Number outstanding before this offering	0
Number to be outstanding after this offering	14,000,000 warrants, including 1,500,000 warrants to be issued at the closing of this offering to certain of our officers and directors

Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$5.50 per share
Exercise period	The warrants will become exercisable on the later of:
• the completion of a business combination with a target business, or
• , 2007. [one year from the date of this prospectus]
The warrants will expire at 5:00 p.m., New York City time, on , 2010 [four years from the date of this prospectus] or earlier upon redemption.
Redemption	We may redeem the outstanding warrants (other than the founding director warrants, but including any warrants issued upon exercise of the unit purchase option):
• in whole and not in part;
• at a price of $0.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days’ prior written notice of redemption; and

•  if, and only if, the last sale price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as to provide a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

Private placement

Certain of our officers and directors, or their designees, have collectively agreed to purchase a combined total of 1,500,000 warrants concurrently with the closing of this offering at a price of $1.00 per warrant for a total of $1,500,000. We refer to these 1,500,000 warrants as the founding director warrants throughout this prospectus. The founding director warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the founding director warrants will be added to the proceeds from this offering to be held in the trust account pending our  completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the

$1,500,000 purchase price of the founding director warrants will become part of the liquidating distribution to our public stockholders and the founding director warrants will expire worthless.

The founding director warrants will not be transferable or salable by the purchasers until we complete a business combination, and will be non-redeemable so long as these persons hold such warrants. In addition, commencing on the date such warrants become exercisable, the founding director warrants and the underlying common stock are entitled to registration rights under an agreement to be signed on or before the date of this prospectus. With those exceptions, the founding director warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering.

The purchasers of the founding director warrants are permitted to transfer such warrants in certain limited circumstances, such as by will in the event of their death, but the transferees receiving such founding director warrants will be subject to the same sale restrictions imposed on the persons who initially purchase these warrants from us. If any of the purchasers acquire warrants or units for their own account in the open market, any such warrants or the warrants included in those units will be redeemable. If our other outstanding warrants are redeemed and the price of our common stock rises following such redemption, the holders of the founding director warrants could potentially realize a larger gain on exercise or sale of those warrants than is available to other warrant holders, although there is no assurance the price of our common stock would increase following a warrant redemption. We have elected to make the founding director warrants non-redeemable in order to provide the purchasers a potentially longer exercise period for those warrants because they will bear a higher risk while being required to hold such warrants until following a business combination. If our stock price declines in periods subsequent to a warrant redemption and the purchasers who initially acquired these warrants from us continue to hold the founding director warrants, the value of those warrants still held by these persons may also decline. The founding director warrants will be differentiated from warrants, if any, purchased in or following this offering by the founding directors and the other purchasers through the legending of certificates representing the founding director warrants indicating the restrictions and rights  specifically applicable to such warrants as are described in this prospectus.

Limited Recourse Line of Credit:

Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox, who are our officers and directors, have agreed to provide us with a limited recourse revolving line of credit under  which we may have up to $500,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, the liquidation of the company, or two years from the date of this prospectus. The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. As used in this prospectus, a “no-shop provision” means a contractual provision that prohibits the parties in a business combination from engaging in certain actions such as soliciting better offers or other transactions prior to the completion of the business combination or the termination thereof and requires, in the event of a breach of such provision, the breaching party to make a monetary payment to the non-breaching party. In the case of a buyer of the business, such a provision can impose liquidated damages on the buyer if the buyer fails to consummate the business combination transaction in certain circumstances resulting in the forfeiture of any deposit.

Proposed American Stock Exchange symbols for our:
Units	“HDP.U”
Common Stock	“HDP”
Warrants	“HDP.WS”

Offering proceeds to be held in trust

Including the proceeds of this offering and the proceeds from the concurrent private placement of $1.5 million of founding director warrants, $95,050,000 ($7.604 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. These proceeds include $91,550,000 million ($7.324 per unit) from the proceeds of this offering, $1.5 million purchase price of the founding director warrants ($0.12 per unit) and approximately $2.0 million ($0.16 per unit)  in deferred underwriting discounts and commissions. We believe that the inclusion in the trust account of the purchase price of the founding director warrants and deferred underwriting discounts and commissions is a benefit to our stockholders because additional proceeds will be available for distributions to investors if a liquidation of our company occurs prior to our completing an initial business combination.  These proceeds will not be released until the earlier of the completion of a business combination or our liquidation. If we are forced to liquidate, the underwriters have agreed to waive any right they may have to the $2.0 million of deferred underwriting discount held in the trust account, all of which shall be distributed to our public stockholders. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses that we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. Expenses incurred by us while seeking a business combination may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $950,000 after the payment of the expenses relating to this offering).

A portion of the funds not held in the trust account will be used to repay loans made to us by our stockholders to cover offering related expenses. It is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), and if we have exhausted the limited recourse line of credit referred to above, we may not have a sufficient amount of working capital available outside of the trust account to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate. Prior to the completion of a business combination, there will be no fees, reimbursements or cash payments made to our existing stockholders and/or officers and directors other than:

•  Repayment of a $225,000 interest-free loan made by our existing stockholders to cover offering expenses;

•  Payment of up to $7,500 per month to affiliates of our existing stockholders for office space and administrative services; and

• Reimbursement for any expenses incident to the offering and finding a suitable business combination.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us or our successor and not placed in the trust account.

Stockholders must approve business combination

We will seek stockholder approval before effecting any business combination, even if the business combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of shares of common stock voted by the public stockholders. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination.

We will proceed with a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must also exercise its conversion rights described below. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, are entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein.

Conversion rights for stockholders voting to reject a business combination	Public stockholders voting against a business combination

will be entitled to convert their stock into a pro rata share of the trust account, including any interest earned on their portion of the trust account (net of taxes payable), if the business combination is approved and completed. Public stockholders that convert their stock into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $2.0 million ($0.16 per share) of deferred underwriting discount held in the trust account. Existing stockholders are not entitled to convert any of their shares of common stock acquired prior to this offering into a pro rata share of the trust account. However, existing stockholders who acquire shares of common stock in connection with or after this offering will be entitled to a pro rata share of the trust account upon our liquidation prior to a business combination.

Liquidation if no business combination

We will dissolve and promptly distribute only to our public stockholders the amount in our trust account plus any remaining net assets if we do not effect a business combination within 18 months after consummation of this offering (or within 24 months from the consummation of this offering if a letter of intent or definitive agreement has been executed within 18 months after consummation of this offering and the business combination has not yet been consummated within such 18 month period). All of our officers and directors directly or indirectly own common stock in our company, but have waived their right to receive distributions (other than with respect to common stock, or any shares of common stock underlying units, they purchase in connection with this offering or in the after market) upon our liquidation prior to a business combination. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

Escrow of existing stockholders’ shares

On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place the shares they owned before this offering into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares will not be transferable during the escrow period and will not be released from escrow until

                  , 2009 [three years from the date of this prospectus], unless we were to engage in a transaction after the consummation of the initial business combination that results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team and the media, entertainment and telecommunications industries, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, and therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our existing stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 12 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 31, 2006
	Actual	As Adjusted
Balance Sheet Data:
Working capital/(deficiency)	$(121,932)	$94,022,987
Total assets	257,305	94,022,987
Total liabilities	234,318	—
Value of common stock that may be converted to cash ($7.444 per share)	—	18,600,695
Stockholders’ equity	22,987	75,422,292

(1)   If the business combination is consummated, public stockholders who voted against the business combination and exercised their conversion rights, would be entitled to receive $7.604 per share, which amount represents $7.444 per share from the proceeds of this offering and $0.16 per share of deferred underwriting discounts and commissions which the underwriters have agreed to forfeit to pay converting stockholders.

The working capital in the actual column excludes $144,919 of costs related to the offering that have been paid or accrued prior to March 31, 2006 and have been recorded as a long-term asset on our balance sheet.

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale and the repayment of accrued and other liabilities to be made. It does not include $500,000 available to us via a limited recourse line of credit from certain of our officers and directors.

The working capital and total assets amounts, as adjusted, include $93,050,000 from the proceeds of this offering and the $1,500,000 purchase price of the founding director warrants to be held in the trust account for our benefit which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount placed in trust will be $95,050,000 which amount includes $2,000,000 ($0.16 per share) of deferred underwriting discounts and commissions. If a business combination is not so consummated, we will be dissolved and all of the proceeds held in the trust account ($7.604 per share) will be distributed solely to our public stockholders.

We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 12,500,000 shares sold in this offering, or 2,498,750 shares of common stock, at an initial per-share conversion price of $7.604 (which includes $.16 per share of deferred underwriting discounts and commissions which the underwriters have agreed to forfeit to pay converting stockholders), without taking into account interest earned on the trust account (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account). The actual per-share conversion price will be equal to:

•       the amount in the trust account before payment of deferred underwriting discounts and commissions and including all accrued interest (net of taxes payable), as of two business days prior to the proposed consummation of the business combination, divided by

•       the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks Associated with our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have any operations or an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the media, entertainment or telecommunications industries. We have not conducted any discussions and have no plans, arrangements or understandings with any prospective target business with respect to a business combination. We will not generate any revenues or income until, at the earliest, after the consummation of a business combination. The financial statements do not include any adjustments that might result from our ability to consummate this offering or our ability to operate as a going concern.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the trust account and our warrants will expire worthless.

If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation will be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination after this offering. Upon our liquidation public stockholders will be entitled to receive approximately $7.604 per share plus interest earned on their pro rata portion of the trust account (net of taxes payable thereon), which includes $2.0 million ($0.16 per unit) of deferred underwriting discounts and commissions and the $1,500,000 ($0.12 per unit) purchase price of the founding director warrants. Furthermore, there will be no distribution with respect to our outstanding warrants and, accordingly, the warrants will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Proposed Business—Effecting a Business Combination—Liquidation if no Business Combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering, including an audited balance sheet demonstrating this fact, we believe we are exempt from rules promulgated by the SEC to protect investors of blank check companies, such as Rule 419 of the Securities Act. Accordingly, investors will not be afforded the benefits or protections of those rules, such as entitlement to all the interest earned on the funds deposited in the trust account. Because we do not believe we are subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances than if we were subject to such rule. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Proposed Business—Comparison to Offerings of Blank Check Companies”.

If the cash not held in trust is insufficient to allow us to operate for at least the next 24 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds held by us outside the trust account (including $500,000 available to us from a limited recourse line of credit) will be sufficient to allow us to operate for a minimum of 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of these funds to engage consultants to assist us with our search for a target business. We could also use a portion of these funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to prevent a target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we may not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, approximately 60 similarly structured blank check companies have completed initial public offerings since August 2003 and 34 other companies have filed registration statements but are still in the registration process. Of the 60 companies who have completed initial public offerings, only six companies have consummated a business combination, while 15 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 39 blank check companies with more than $2.7 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are 34 additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries in which they must complete a business combination, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only six of such companies have completed a business combination and 11 of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies like us. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.604 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities with which we execute agreements waive any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements, or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims.

Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims that could take priority over the claims of our public stockholders and the per-share liquidation price could be less than the $7.604 per share held in the trust account, plus interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors. If we are unable to complete a business combination and are forced to liquidate, our Chairman and executive officers will be personally liable under certain limited circumstances (for example, if a vendor or a prospective target business does not waive any rights or claims to the trust account) to ensure that the proceeds in the trust account are not reduced by the claims of various vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. However, we cannot assure you that our Chairman and executive officers will be able to satisfy those obligations.

Furthermore, even after our liquidation (including the distribution of the funds held in the trust account), under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

We may issue shares of our capital stock to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 40,000,000 shares of common stock, par value $.001 per share, and 1,000,000 shares of preferred stock, par value $.001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 7,875,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•       may significantly reduce the equity interest of investors in this offering;

•       may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•       will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•       may adversely affect prevailing market prices for our common stock.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a Business Combination—Selection of a Target Business and Structuring of a Business Combination.”

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt, we may choose to incur substantial debt to complete a business combination. The incurrence of debt could result in:

•       default and foreclosure on our assets if our operating cash flow after a business combination were insufficient to pay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand;

•       covenants that limit our ability to acquire capital assets or make additional acquisitions; and

•       our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

Our ability to effect a business combination and to execute any potential business plan afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

Our ability to effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although some of our key personnel may remain associated with the target business following a business combination, some or all of the management of the target business may remain in place. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as with United States securities laws, which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms, which would be determined at such time between the respective parties and which may be a term of the business combination, as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to a business combination. If we acquired a target business in an all-cash transaction, it would be more likely that current members of management would remain with us if they chose to do so. If a business combination were structured as a merger whereby the stockholders of the target company were to control the combined company following a business combination, it may be less likely that management would remain with the combined company unless it was negotiated as part of the transaction via the acquisition agreement, an employment agreement or other arrangement. In making the determination as to whether current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’s management and negotiate as part of the business combination that certain members of current management remain if it is believed that it is in the best interests of the combined company post-business combination.

If management were to negotiate to be retained by the company post-business combination as a condition to any potential business combination, such negotiations may result in a conflict of interest.

Our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. The financial interest of our officers and directors, including any compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers is engaged in several other business endeavors and is not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a discussion of potential conflicts of interest that you should be aware of, see the section below entitled “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. We may seek a business combination with a target business with which one or more of our existing stockholders may be affiliated.

Certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have conflicting fiduciary obligations with regard to presenting certain potential business opportunities to those entities that may be of interest to us. Our officers and directors may in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those we intend to conduct. Certain members of our management, identified below, are affiliated with the following entities: Mr. Hartenstein, our chairman, president and chief executive officer, with Thomson Multimedia S.A., SanDisk Corp., and XM Satellite Radio Holdings Inc.; Mr. Cox, our executive vice president and a director, with MDU Communications, Inc.; and Mr. Lederman, our executive vice president and secretary, with Industrial Equity Capital, LLC. In the event any of these companies determine to sell assets, spin-off a business division or otherwise divest themselves of business interests in the media, entertainment or telecommunications industries, we may pursue such opportunities as our management becomes aware of them. Our existing officers, directors and stockholders are not currently aware of any specific opportunities to consummate a business combination with any entities with which they are affiliated, whether by virtue of the sale of assets, spin-off, divestiture or otherwise, and there have been no preliminary discussions or indications of interest with any such entity or entities. Although we will not be specifically focusing on, or targeting any, transaction with any affiliated entities, we would, consider such a transaction immediately after the offering if any such opportunity were presented to us, without first seeking to consummate a business combination with a non-affiliated entity, although we are unaware of any such actual or potential transaction as of the date of this prospectus. If, after the offering, we became aware of and pursued an opportunity to seek a business combination with a target business with which one or more of our existing stockholders may be affiliated, conflicts of interest could arise in connection with negotiating the terms of and completing the business combination. Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination. Each of Messrs. Hartenstein, Chapman and Cox have entered into agreements with their former employer pursuant to which they have agreed to forbear from certain activities, including the disclosure or use of any proprietary information obtained while working for the former employer. These agreements expire as follows: Eddy Hartenstein—December 31, 2006, Lawrence Chapman—August 31, 2006 and Steven Cox—March 30, 2007. Separately, the agreements also restrict these officers and directors from any activity which is competitive with their former employer where it is reasonably likely that any of these individuals would disclose or utilize any such confidential or proprietary information in the conduct of such activities. None of the officers and directors subject to these agreements intends to disclose or use any such confidential or proprietary information in connection with our business. For a complete discussion of our management’s business affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management—Directors and Executive Officers” and “Management—Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company which could adversely affect our ability to consummate a business combination.

None of our officers or directors, or any of their affiliates, has ever been associated with a blank check company. Accordingly, you may not have sufficient information with which to evaluate the ability of our management team to identify and complete a business combination using the proceeds of this offering. Our management’s lack of experience in operating a blank check company could adversely affect our ability to consummate a business combination and force us to liquidate. If we are forced to liquidate, our stockholders could receive less than the amount they paid for our securities, causing them to incur significant financial losses.

All of our officers and directors own shares of our securities that will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors, directly or indirectly, own shares of common stock in our company that were issued prior to this offering but have waived their right to receive distributions with respect to these shares upon our liquidation if we are unable to complete a business combination. Additionally, certain of our officers and directors, or their designees, have agreed to purchase $1,500,000 of warrants directly from us in a private placement transaction concurrently with the closing of this offering at a purchase price of $1.00 per warrant. The purchase of founding director warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could allow the existing stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. The shares and warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of these individuals may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the portion of net proceeds of the offering that is not placed in the trust account, unless the business combination is consummated, and therefore they may have a conflict of interest.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the portion of net proceeds of the offering that is not placed in the trust account, unless the business combination is consummated. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•       make a special written suitability determination for the purchaser;

•       receive the purchaser’s written agreement to a transaction prior to sale;

•       provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•       obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business.

The net proceeds from this offering and the sale of the founding director warrants will provide us with approximately $93.05 million (excluding approximately $2,000,000 being held in the trust account which represent deferred underwriting discounts and commissions and including the $1,500,000 purchase price of the founding director warrants), which we may use to complete a business combination, including expenses in connection therewith. Our initial business combination must be with a business or businesses with a fair market value of at least 80% of our net assets at the time of such transaction. We currently have no restrictions on our ability to seek additional funds through the sale of securities or through loans. As a consequence, we could seek to acquire a target business that has a fair market value significantly in excess of 80% of our net assets. Although as of the date of this prospectus we have not engaged or retained, had any discussions with, or entered into any agreements with, any third party regarding any such potential financing transactions, we could seek to fund such a business combination by raising additional funds through the sale of our securities or through loan arrangements. However, if we were to seek such additional funds, any such arrangement would only be consummated simultaneously with our consummation of a business combination. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several assets or closely related operating businesses at the same time. However, should our management elect to pursue more than one acquisition of target businesses simultaneously, our management could encounter difficulties in consummating all or a portion of such acquisitions due to a lack of adequate resources, including the inability of management to devote sufficient time to the due diligence, negotiation and documentation of each acquisition. Furthermore, even if we complete the acquisition of more than one target business at substantially the same time, there can be no assurance that we will be able to integrate the operations of such target businesses.

Accordingly, the prospects for our ability to effect our business strategy may be:

•       solely dependent upon the performance of a single business; or

•       dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Furthermore, since our business combination may entail the simultaneous acquisitions of several assets or operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their assets or businesses is contingent upon the simultaneous closings of the other acquisitions.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, it is possible that we could use a portion of the funds not in the trust account to make a deposit, down payment or fund a “no-shop” provision with respect to a proposed business combination, although we do not have any current intention to do so. In the event that we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise) and if we have exhausted the limited recourse line of credit totalling $500,000 and made available to us by certain of our officers and directors, we may not have a sufficient amount of working capital available outside of the trust account to conduct due diligence and pay other expenses related to finding a suitable business combination without securing additional financing. If were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate, resulting in a loss of a portion of your investment. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. Except for the limited recourse line of credit in the aggregate amount of $500,000, none of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination. For a more complete discussion regarding the liquidation of our company if we cannot consummate a business combination, see “Business—Effecting a Business Combination—Liquidation if no Business Combination.”

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our officers and directors, or their designees, have also agreed to purchase $1.5 million of warrants directly from us concurrently with the closing of this offering at a price per warrant of $1.00. The purchase of the founding director warrants, together with any other acquisitions of our shares (or warrants which are subsequently exercised), could allow the existing stockholders to influence the outcome of matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions after completion of our initial business combination. These warrants cannot be sold until after consummation of a business combination; however, they may be able to transfer such warrants in certain limited circumstances such as by will in the event of their death, but the transferees receiving such warrants will be subject to the same sale restrictions imposed on our officers and directors and their designees. None of our other existing stockholders, officers and directors has indicated to us that they intend to purchase units in the offering. For a more complete discussion, including a detailed description of when such purchases may begin under Regulation M, please see the section of this prospectus entitled “Principal Stockholders.”

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, initially only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or in the open market. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our founding director warrants are non-redeemable provided they are held by the initial purchasers or their permitted transferees, which could provide such purchasers the ability to realize a larger gain than our public warrants holders.

The warrants held by our public warrant holders may be called for redemption at any time after the warrants become exercisable:

•  in whole and not in part;

•  at a price of $.01 per warrant;

•  upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•  if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

As a result of the founding director warrants not being subject to the redemption features that our publicly-held warrants are subject to, holders of the founding director warrants, or their permitted transferrees, could realize a larger gain than our public warrant holders.

We could be liable for up to the amount of the purchase price of the founding director warrants plus interest to our officers and directors, or their designees, who will purchase the founding director warrants in a private placement conducted concurrently with this offering.

We have agreed to sell in a concurrent private placement 1,500,000 of founding director warrants to certain of our officers and directors, or their designees. This concurrent private placement of $1,500,000 in founding director warrants is being made in reliance on an exemption from registration under the Securities Act. This exemption requires that there be no general solicitation of investors with respect to the sales of the founding director warrants. If this offering were deemed to be a general solicitation with respect to the founding director warrants, the offer and sale of such warrants would not be exempt from registration and the purchasers of those warrants could have a right to rescind their purchases. Rescinding purchasers could seek to recover the purchase price paid, with interest, or if they no longer own the securities, to receive damages. The founding director warrant purchase agreement contains provisions under which the purchasers waive any and all rights to assert present or future claims, including the right of rescission, against us with respect to their purchase of the founding director warrants and agree to indemnify and hold us and the underwriters harmless from all losses, damages or expenses that relate to claims or proceedings brought against us or the underwriters by the purchasers of the founding director warrants.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.008 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 28.1% or $2.25 per share (the difference between the pro forma net tangible book value per share of $5.75, and the initial offering price of $8.00 per unit) not including the effect of certain offering costs for which payment is deferred until consummation of a business combination.

Our outstanding warrants and unit purchase option may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units (but not including any over-allotments issued to the underwriters), and in connection with the sale of 1,500,000 founding director warrants, we will be issuing warrants to purchase 14,000,000 shares of common stock. We will also issue an option to purchase 1,250,000 units to Morgan Joseph & Co. which, if exercised, will result in the issuance of an additional 1,250,000 shares of common stock and 1,250,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and Morgan Joseph & Co.’s unit purchase option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and unit purchase option could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants and unit purchase option are exercised, you may experience dilution to your holdings.

If our existing stockholders and purchasers of the founding director warrants exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our existing stockholders are entitled to require us to register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. In addition, the holders of the founding director warrants can demand that we register those warrants and the underlying shares of common stock at anytime after the founding director warrants become exercisable by their terms. If our existing stockholders and the holders of the founding director warrants exercise their registration rights with respect to all of their shares of common stock and warrants, then there will be an additional 3,125,000 shares of common stock and 1,500,000 warrants and/or up to 1,500,000 shares of common stock issued upon exercise of the founding director warrants that will be eligible for trading in the public market. The presence of this additional number of securities eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations, the filing of periodic reports with the SEC, and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established or sustained.

The American Stock Exchange may delist our securities from trading on its exchange in the future, which could limit our investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

After our securities are listed on the American Stock Exchange, we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future. In addition, in connection with our initial business combination, if any, it is likely that the American Stock Exchange may require us to file a new listing application and meet its initial listing requirements, as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange in the future, we could face significant material adverse consequences, including:

•  a limited availability of market quotations for our securities;

•  a determination that our common stock is a “penny stock,” which would require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

•  a limited amount of news and analyst coverage for our company;

•  a decreased ability to issue additional securities or obtain additional financing in the future; and

•  a decreased ability of our stockholders to sell their securities in certain states.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it more difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•       restrictions on the nature of our investments; and

•       restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•       registration as an investment company;

•       adoption of a specific form of corporate structure; and

•       reporting, record keeping, voting, proxy compliance policies and procedures and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not budgeted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and we thus may not have the benefit of independent directors examining our financial statements and the priority of expenses incurred on our behalf subject to reimbursement.

All of our officers and directors own shares of our common stock, and no salary or other compensation will be paid to our officers or directors for services rendered by them on our behalf prior to or in connection with a business combination. Although we believe that two of the members of our board of directors are “independent” as that term is commonly used, under the policies of the North American Securities Administrators Association, Inc., because our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, it is likely that state securities administrators would take the position that we do not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not any directors are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

Since we have not currently selected a prospective target business with which to complete a business combination, investors in this offering are unable to currently ascertain the merits or risks of the target business’s operations.

Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’s operations. To the extent we complete a business combination with a financially unstable company, an entity in its development stage and an entity subject to unknown or unmanageable liabilities, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Proposed Business—Effecting a Business Combination—We have not Identified a Target Business.”

Acquisitions that we may undertake would involve a number of inherent risks, any of which could cause us not to realize the benefits anticipated to result.

It is possible that, following our initial acquisition, our strategy will include expanding our operations and other capabilities through acquisitions of businesses and assets. Acquisition transactions involve various inherent risks, such as:

•       uncertainties in assessing the value, strengths and potential profitability of, and identifying the extent of all weaknesses, risks, contingent and other liabilities (including environmental liabilities) of, acquisition or other transaction candidates;

•       the potential loss of key customers, management and employees of an acquired business;

•       the ability to achieve identified operating and financial synergies anticipated to result from an acquisition or other transaction;

•       problems that could arise from the integration of the acquired business; and

•       unanticipated changes in business, industry or general economic conditions that affect the assumptions underlying the acquisition or other transaction rationale.

Any one or more of these factors could cause us not to realize the benefits anticipated to result from the acquisition of businesses or assets or could result in unexpected liabilities associated with these acquisition candidates.

The determination for the offering price of our units is more arbitrary compared with the pricing of securities for an operating company in a particular industry.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since we have no historical operations or financial results to compare them to.

Risks associated with the media, entertainment and telecommunications industries

The media, entertainment and telecommunications industries are highly cyclical, which may affect our future performance and ability to sell our products and, in turn, hurt our profitability.

Media, entertainment and telecommunications products and services tend to be relatively expensive and buyers tend to defer purchases during periods of economic weakness. Conversely, during periods of economic strength, media, entertainment and telecommunications sales frequently exceed expectations. As a consequence, revenues and earnings for media, entertainment and telecommunications companies may fluctuate more than those of less economically sensitive companies. Due to the cyclical nature of these media, entertainment and telecommunications industries, inventories may not always be properly balanced, resulting in lost sales when there are shortages or write-offs when there are excess inventories. This may adversely affect the business, financial condition, and results of operations of any target businesses that we may acquire.

The speculative nature of the media, entertainment and telecommunications industries may negatively impact our results of operations.

Certain segments of the media, entertainment and telecommunications industries are highly speculative and historically have involved a substantial degree of risk. For example, the success of a particular service or entertainment offering depends upon unpredictable and changing factors, including the success of promotional efforts, the availability of alternative forms of entertainment and leisure time activities, general economic conditions, public acceptance and other tangible and intangible factors, many of which are beyond our control. If we complete a business combination with a target business in such a segment, our operations may be adversely affected.

Changes in technology may reduce the demand for the products or services we may offer following a business combination.

The media, entertainment and telecommunications industries are substantially affected by rapid and significant changes in technology. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by a target business with which we effect a business combination will not be subject to such occurrence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

If, following a business combination, the products or services that we market or sell are not accepted by the public, our results of operations will be adversely affected.

Certain segments of the media, entertainment and telecommunications industries are dependent on developing and marketing new products and services that respond to technological and competitive developments and changing customer needs and tastes. We cannot assure you that the products and services of a target business with which we effect a business combination will gain market acceptance. Any significant delay or failure in developing new or enhanced technology, including new product and service offerings, could result in a loss of actual or potential market share and a decrease in revenues.

The media, entertainment and telecommunications industries are highly competitive and we may not be able to compete effectively which could adversely affect our revenues and profitability upon consummation of a business combination.

The media, entertainment and telecommunications industries are rapidly evolving and intensely competitive. We expect competition to intensify in the future. Many of the competitors we will face upon consummation of a business combination may have significantly greater financial, technical, marketing and other resources than we do. In addition, the management of our competitors may have greater operating resources and experience in their respective industries. Some of these competitors may also offer a wider range of services than we can and have greater name recognition and a larger client base. These competitors may be able to respond more quickly and effectively to new or changing opportunities, technologies and client requirements. They may also be able to undertake more extensive promotional activities, offer more attractive terms to clients, and adopt more aggressive pricing policies. If we are unable to compete effectively following a business combination, our business, financial condition, results of operations and prospects could be materially adversely affected.

We may not be able to comply with government regulations that may be adopted with respect to the media, entertainment or telecommunications industries.

Certain segments of the media, entertainment and telecommunications industries, including wireline and wireless telecommunications networks, broadcast networks and radio stations, have historically been subject to substantial government regulation. In the past, the regulatory environment, particularly with respect to the telecommunications industry and the television and radio industry, has been fairly rigid. In addition to regulations we may be subject to following a business combination, we may also be required to seek Federal Communications Commission or other regulatory approvals in order to consummate our initial business combination. Obtaining such approvals may cause delays which may hinder our ability to consummate our initial business combination within the required time frame. We cannot assure you that regulations currently in effect or adopted in the future will not have a material adverse affect on our ability to acquire a particular media, entertainment or telecommunications target or on any target business acquired by us.

We may be unable to protect or enforce the intellectual property rights of any target businesses that we acquire.

After completing a business combination, the procurement and protection of trademarks, copyrights, patents, domain names, trade dress, and trade secrets will be critical to our success. We will likely rely on a combination of copyright, trademark, trade secret laws and contractual restrictions to protect any proprietary technology and rights that we may acquire. Despite our efforts to protect those proprietary technology and rights, we may not be able to prevent misappropriation of those proprietary rights or deter independent development of technologies that compete with the business we acquire. Our competitors may file patent applications or obtain patents and proprietary rights that block or compete with our patents. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. It is also possible that third parties may claim we have infringed their patent, trademark, copyright or other proprietary rights. Claims or litigation, with or without merit, could result in substantial costs and diversions of resources, either of which could have a material adverse effect on our competitive position and business. Depending on the target business or businesses that we acquire, it is likely that we will have to protect copyrights, trademarks, patents, and domain names in an increasing number of jurisdictions, a process that is expensive and may not be successful in every location. With respect to certain proprietary rights, such as trademarks and copyrighted materials, of the target business or businesses that we will acquire, we expect that the target business or businesses will have entered into license agreements in the past and will continue to enter into such agreements in the future. These licensees may take actions that diminish the value of such target business or businesses’ proprietary rights or cause harm to such target business or businesses’ reputation.

If we are alleged to have infringed on the intellectual property or other rights of third parties, it could subject us to significant liability for damages and invalidation of our proprietary rights.

If, following a business combination, third parties allege that we have infringed on their intellectual property rights, privacy rights or publicity rights or have defamed them, we could become a party to litigation. These claims and any resulting lawsuits could subject us to significant liability for damages and invalidation of our proprietary rights and restrict our ability to publish and distribute the infringing or defaming content.

Since we may acquire a target business in the media, entertainment or telecommunications industries that is located outside the United States, we may encounter risks specific to one or more countries in which we ultimately operate.

If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. Additionally, if the acquired company is in a developing country our operations may not develop in the same way or at the same rate as might be expected in the United States. The additional risks we may be exposed to in these cases include but are not limited to:

•       tariffs and trade barriers;

•       regulations related to customs and import/export matters;

•       tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•       cultural and language differences;

•       an inadequate banking system;

•       foreign exchange controls;

•       restrictions on the repatriation of profits or payment of dividends;

•       crime, strikes, riots, civil disturbances, terrorist attacks and wars;

•       nationalization or expropriation of property;

•       law enforcement authorities and courts that are inexperienced in commercial matters; and

•       deterioration of political relations with the United States.

Foreign currency fluctuations could adversely affect our business and financial results.

A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

Exchange controls and withholding taxes may restrict our ability to utilize our cash flow.

If we combine with a target business that has operations outside the United States, we may be subject to existing or future rules and regulations on currency conversion or corporate withholding taxes on dividends that may affect our ability to utilize our cash flow effectively, repatriate profits or pay dividends.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over- Allotment Option	Over-Allotment Option Exercised
Offering gross proceeds	$100,000,000	$115,000,000
Proceeds from sale of founding director warrants	1,500,000	1,500,000
Total gross proceeds	$101,500,000	$116,500,000
Offering expenses (1)
Underwriting discount (2)	7,000,000	8,050,000
Legal fees and expenses (including blue sky services and expenses)	250,000	250,000
Miscellaneous expenses	37,660	37,660
Printing and engraving expenses	50,000	50,000
Accounting fees and expenses	35,000	35,000
SEC registration fee	25,324	25,324
NASD registration fee	22,016	22,016
AMEX listing fees	80,000	80,000
Total offering expenses	$7,500,000	$8,550,000
Net proceeds from offering and sale of founding warrants	$94,000,000	$107,950,000
Net offering proceeds not held in trust	950,000	950,000
Net proceeds from offering and sale of founding warrants held in trust for our benefit	93,050,000	107,000,000
Deferred underwriting discounts held in trust	2,000,000	2,300,000
Total amounts in trust	$95,050,000	$109,300,000
Use of net proceeds not held in trust
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$200,000	21.1%
Due diligence of prospective target businesses	250,000	26.3%
Legal and accounting fees relating to SEC reporting obligations	40,000	4.2%
Administrative fees ($7,500 per month for 24 months)	180,000	18.9%
Working capital, director and officer liability insurance premiums and reserves (including potential deposits, down payments or funding of a “no-shop” provision in connection with a particular business combination)	280,000	29.5%
Total (3)	$950,000	100.0%

(1)          A portion of the offering expenses, including the SEC registration fee, NASD filing fee, AMEX filing fee and approximately $85,000 of legal and accounting fees, have been paid from the $225,000 loan from our officers and directors, as further described below. These funds will be repaid out of the net proceeds of this offering not being placed in trust upon consummation of this offering.

(2)          Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 2%, or $2,000,000 to be held in trust ($2,300,000 if the underwriter’s overallotment option is exercised in full) until consumation of a business combination.

(3)             The amount of proceeds not held in trust will remain constant at $950,000 even if the over-allotment is exercised.

$95,050,000, or $109,300,000 if the underwriters’ over-allotment option is exercised in full, of the net proceeds of this offering and the purchase of the founding warrants, will be placed in a trust account at JPMorgan Chase NY Bank maintained by American Stock Transfer & Trust Company, as trustee. The funds held in trust will be invested only in United States “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, having a maturity of one hundred and eighty days or less, so that we are not deemed to be an investment company under the Investment Company Act of 1940. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination.

We have agreed to pay Value Investments, LLC, an affiliated third party of which Bruce Lederman, our executive vice president and secretary, is the managing member, up to $7,500 per month for office space, utilities, administrative, technology and secretarial services. This arrangement is being agreed to by Value Investments, LLC for our benefit and is not intended to provide Mr. Lederman compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles area, that the fee charged by Value Investments, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders.

Regardless of whether the underwriters exercise their over-allotment option in full, the net proceeds available to us out of trust for our search for a business combination will be approximately $950,000. We intend to use the working capital (approximately $280,000) for director and officer liability insurance premiums (approximately $100,000), with the balance of $180,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by any of our existing stockholders in connection with activities on our behalf. We believe that the working capital and proceeds from our limited recourse line of credit will be sufficient to cover the foregoing expenses and reimbursement costs.

We could use a portion of the funds not being placed in trust to engage consultants to assist us with our search for a target business. We could also use a portion of the funds not being placed in trust as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping around” for transactions with other companies on terms more favorable to such target business) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account and other net proceeds not expended will be used to finance the operations of the target business.

As of the date of this prospectus, certain of our officers and directors have loaned us a total of $225,000, which was used to pay a portion of the expenses of this offering, such as transfer agent fees, SEC registration fees, NASD registration fees, AMEX listing fees and legal and accounting fees and expenses.

The $225,000 loan from certain of our officers and directors will be payable without interest on the earlier of December 13, 2006 or the consummation of the offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed. We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

Commencing on the effective date of this prospectus through the consummation of the acquisition of the target business, we will pay Value Investments, LLC the $7,500 monthly fee described above. Other than this fee, no compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders or to any of their officers and directors, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account, net of taxes payable, which taxes, if any, shall be paid from the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash if voted against the business combination), by the number of outstanding shares of our common stock.

At March 31, 2006, our net tangible book value was a deficiency of ($121,932), or approximately ($0.04) per share of common stock. After giving effect to the sale of 12,500,000 shares of common stock included in the units, the sale of the founding director warrants and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at March 31, 2006 would have been $75,422,292 or $5.75 per share, representing an immediate increase in net tangible book value of $5.79 per share to the existing stockholders and an immediate dilution of $2.25 per share or 28.l% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $18,600,695 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our existing stockholder, nor any of our officers and directors to the extent that they receive shares upon distribution from our existing stockholder or purchase any shares in this offering or the aftermarket) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $2,000,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering	(0.04)
Increase attributable to new investors	$5.79
Pro forma net tangible book value after this offering		$5.75
Dilution to new investors		$2.25

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Existing stockholders	3,125,000	20.0%	$25,000	0.025%	$0.01
New investors(1)	12,500,000	80.0%	$100,000,000	99.975%	$8.00
	15,625,000	100.0%	$100,025,000	100.0%

(1)          Assumes the sale of 12,500,000 units in this offering, but not the exercise of 12,500,000 warrants to purchase shares of our common stock sold as part of such units.

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before the offering	$(121,932)
Net proceeds from this offering and sale of founding warrants(1)	94,000,000
Offering costs excluded from tangible book value before this offering	144,919
Less: Proceeds from this offering and sale of founding warrants held in trust subject to conversion to cash ($93,050,000 x 19.99%)(2)	(18,600,695)
$75,422,292
Denominator:
Shares of common stock outstanding prior to the offering	3,125,000
Shares of common stock included in the units offered	12,500,000
Less: Shares subject to conversion (12,500,000 x 19.99%)	(2,498,750)
13,126,250

(1)   Net of underwriters’ discounts and commissions (including $2.0 million of deferred underwriting discounts and commissions) and other offering expenses.

(2) Does not include the deferred underwriting discounts and commissions ($0.16 per share) which may be distributed to the public stockholders.

CAPITALIZATION

The following table sets forth our capitalization at March 31, 2006 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	March 31, 2005
	Actual	As Adjusted
Notes payable to existing stockholders	$225,000	$—
Total debt	$225,000	$—
Common stock, $.001 par value, -0- and 2,498,750 shares which are subject to possible conversion, shares at conversion value(1)(2)	$—	$18,600,695
Preferred stock, $.001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.001 par value, 40,000,000 shares authorized; 3,125,000 shares issued and outstanding; 13,126,250 shares issued and outstanding (excluding 2,498,750 shares subject to possible conversion), as adjusted(3)	3,125	13,126
Additional paid-in capital(4)	21,875	75,411,179
Deficit accumulated during the development stage	(2,013)	(2,013)
Total stockholders’ equity	$22,987	$75,422,292
Total capitalization	$247,987	$94,022,987

(1)          Notes payable to existing stockholders are payable on the earlier of December 13, 2006 or on the consummation of this offering with respect to the $225,000 loans from our officers and directors.

(2)          If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our existing stockholder, nor any of our officers and directors to the extent that they receive shares upon distribution from our existing stockholder, or purchase any shares in this offering or the aftermarket) may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

(3)   All share and per share information gives effect to a .25 for 1 stock split in the form of a dividend effected in April 2006. In April 2006 we amended and restated our certificate of incorporation to decrease the number of shares of our authorized common stock from 100,000,000 to 40,000,000.

(4) The as adjusted column includes $1,500,000 payable upon closing of this offering by certain of our officers and directors, or their designees, in connection with the purchase of 1,500,000 founding director warrants.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on December 6, 2005 to effect a merger, capital stock exchange, asset acquisition or other similar business combination within one or more operating businesses in the media, entertainment or telecommunications industries. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•       may significantly reduce the equity interest of our stockholders;

•       may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•       will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•       may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•       default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•       acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•       our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•       our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from (i) the sale of the units, after deducting offering expenses of approximately $7,500,000 (or $8,550,000 if the underwriters’ over-allotment option is exercised in full), including underwriting discounts of approximately $7,000,000 (or $8,050,000 if the underwriters’ over-allotment option is exercised in full), and (ii) the sale of founding director warrants in a private placement transaction concurrently with the closing of this offering for a purchase price of $1.5 million, will be approximately $94,000,000 (or $107,950,000 if the underwriters’ over-allotment option is exercised in full). As a result of the deferral of underwriting discounts and commissions of $2,000,000 ($2,300,000 if the underwriters’ over-allotment option is exercised in full), all of which will be held in trust along with the net proceeds of this offering and the sale of the founding director warrants, we estimate that $95,050,000 (or $109,300,000 if the underwriters’ over-allotment option is exercised in full) will be held in trust and $950,000 will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination, as described above. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account (including $500,000 available to us from a limited recourse line of credit described below) will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $200,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $180,000 for administrative services and support payable to affiliated third parties (up to $7,500 per month for up to 24 months), $250,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $280,000 (of which $100,000 will be used to pay premiums relating to directors and officers liability insurance) for general working capital that will be used for miscellaneous expenses and reserves. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us although we have not entered into any such arrangement and have no current intention of doing so. We would only consummate such a fundraising simultaneously with the consummation of a business combination.

As of the date of this prospectus, certain of our officers and directors have loaned us a total of $225,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees AMEX listing fees and legal and accounting fees and expenses. The $225,000 loan from certain of our officers and directors will be payable without interest on the earlier of December 13, 2006 or the consummation of the offering. The loan will be repaid out of proceeds of this offering not being placed in trust.

We have agreed to sell to Morgan Joseph & Co., for $100, an option to purchase up to a total of 1,250,000 units. The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $6,587,500, using an expected life of five years, volatility of 84.6%, and a risk-free rate of 4.83%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox have agreed to provide us with a  limited recourse revolving line of credit under which we may have up to $500,000 of outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, the liquidation of the company, or two years from the date of this prospectus. The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

PROPOSED BUSINESS

Introduction

We are a blank check company organized under the laws of the state of Delaware on December 6, 2005. We were formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses in the media, entertainment or telecommunications industries. We are not currently considering or contemplating any specific business combination and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to any specific merger, capital stock exchange, asset acquisition or other business combination. None of our officers or directors have had any communications or discussions with potenital contacts or relationships regarding a potenital business combination. To date, our efforts have been limited to organizational activities and actions related to the offering.

Our management team has extensive experience in the media, entertainment and telecommunications industries as senior executives. Eddy Hartenstein, Lawrence Chapman, Steven Cox and Robert Meyers have all held long-term senior executive positions at DIRECTV, Inc. Eddy Hartenstein, our Chairman, President and Chief Executive Officer, headed DIRECTV from its inception in 1990 until December 2003, during which time he led DIRECTV’s evolution from concept to the nation’s leading provider of digital television, with approximately 12.2 million customers and $7.7 billion in revenue through a combination of organic growth and acquisitions. Lawrence Chapman, our Executive Vice President, held multiple executive leadership positions within DIRECTV from its inception, including oversight of product development, programming, marketing and business affairs. Steven Cox, our Executive Vice President and Director, joined DIRECTV as its first general counsel shortly after commercial launch of service and held multiple executive leadership positions including oversight of strategic partnerships, business development and sales and distribution. Robert Meyers, our Chief Financial Officer, Treasurer and Director, joined DIRECTV as its Chief Financial Officer and later assumed executive oversight of customer satisfaction, which included the company’s installation and service network, customer service, marketing and customer retention activities. Bruce Lederman, our Executive Vice President and Secretary, was a senior partner at the law firm of Latham & Watkins LLP specializing in telecommunications transactions, and was extensively involved in all major negotiations involving the structuring and launch of the DIRECTV business on behalf of Hughes Aircraft Company (a predecessor to Hughes Electronics Corporation). In the course of their careers, management completed numerous strategic transactions including several acquisitions and developed extensive contacts and relationships in these industries.

The media, entertainment and telecommunications industries include those companies which are involved in or support the creation, management, distribution or presentation of any form of content to individual consumers and businesses. Although we may consider a target business in any segment of the media, entertainment or telecommunications industries, we initially intend to concentrate our search for an acquisition candidate in the following sectors, among others:

•       Content distribution systems, networks and services (satellite, wireless and terrestrial);

•       Media portability products and services;

•       Services related to motion picture exhibition;

•       Live event entertainment and venue management;

•       Interactive television products and services;

•       Customer-premise equipment manufacturers;

•       Advertising products and services;

•       Content production and aggregation services;

•       Internet service providers;

•       Broadband network operators;

•       Internet related equipment, software and services;

•       In-home equipment installation and repair services; and

•       Direct marketing and call center services.

We intend to leverage the industry experience of our executive officers and directors by focusing our efforts on identifying a prospective target business in the media, entertainment or telecommunications industries.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company that does not need substantial additional capital but desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to initially effect only a single business combination.

We Have Not Identified a Target Business

To date, we do not have any specific merger, capital stock exchange, asset acquisition or other business combination under consideration or contemplation, and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction. There has been no discussions, diligence, negotiations and other similar activities undertaken, directly or indirectly, by us, our affiliates or representatives, or by any third party, with any potential target business, with respect to a business combination transaction with us. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate. Further, neither we nor any of our agents or affiliates have been approached by any candidates or representatives of any candidates with respect to a possible business combination with our company.

Subject to the limitations that a target business or businesses have a collective fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. We do not intend to specifically target financially unstable, early stage or unestablished companies; however, to the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, attorneys, accountants, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds, brokers and other members of the financial community, who may present solicited or unsolicited proposals. We expect such sources to become aware that we are seeking a business combination candidate by a variety of means, such as publicly available information relating to this offering, public relations and marketing efforts and direct contact by management to be commenced following the completion of this offering. Our existing stockholders, officers and directors as well as their affiliates may also bring to our attention target business candidates. None of our officers, directors or existing stockholders, or any affiliates thereof, have had any contact to date with any unaffiliated sources regarding potential business combination targets and none of our officers, directors or existing stockholders, or any affiliates thereof, have undertaken any affirmative efforts to locate a target business or business combination candidate. Management has reviewed publicly available information concerning the media, entertainment and telecommunications industries; however, management has not made any investigations concerning specific prospective business combination candidates in the media, entertainment or telecommunications industries. Each member of our management team has been involved in the media, entertainment and telecommunications industries for a majority of, if not their entire, professional careers. In connection therewith, members of our management, as they have done in the past, frequently review newspaper articles and trade publications, and attend conferences and trade shows, which relate to the media, entertainment and telecommunications industries. The information that management has reviewed is not of a specific nature nor is it related to any isolated or individual business opportunity and such review has, in fact, been general to the overall media, entertainment and telecommunications industries. This review process has not focused management’s attention on a particular category of companies—either by industry, size, geography or other factors, other than as disclosed in this prospectus. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. The terms of any such arrangements will be negotiated with such persons on an arm’s length basis and disclosed to our stockholders in the proxy materials we provide in connection with any proposed business combination. In no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation prior to or in connection with the consummation of a business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with a target business or businesses with a collective fair market value that is at least 80% of our net assets at the time of such transaction, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the media, entertainment or telecommunications industries. We have not established any other specific attributes (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

•       financial condition and results of operation;

•       growth potential;

•       experience and skill of management and availability of additional personnel;

•       capital requirements;

•       competitive position;

•       barriers to entry;

•       stage of development of the products, processes or services;

•       degree of current or potential market acceptance of the products, processes or services;

•       proprietary features and degree of intellectual property or other protection of the products, processes or services;

•       regulatory environment;

•       costs associated with effecting the business combination; and

•       relative valuation multiples of similar publicly traded companies.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which will be made available to us. We may also engage an independent third party consultant or expert to assist us in the due diligence process although we have not identified or engaged any such consultants or experts as of the date of this prospectus.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination. While we may pay fees or compensation to third parties for their efforts in introducing us to a potential target business, in no event, however, will we pay any of our existing officers, directors or stockholders or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us or in connection with the consummation of the initial business combination.

Fair Market Value of Target Business

The initial target business or businesses with which we engage in a business combination must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust account subject to the conversion rights described below. There is no limitation on our ability to raise funds privately or through loans that would allow us to acquire a target business or businesses with a fair market value in an amount considerably greater than 80% of our net assets at the time of acquisition. Since we have no specific business combination under consideration, we have not had any discussions, or made any agreements or arrangements, with respect to financing arrangements with any third party and have no intention of doing so. The fair market value of any such business or businesses will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. If we do obtain such an opinion, we will provide details with respect to how such opinion may be obtained from us in the Current Report on Form 8-K which we file to disclose our entering into the acquisition agreement. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business has sufficient fair market value.

Probable Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value, collectively, is at least equal to 80% of our net assets at the time of such acquisition, as discussed above. Consequently, it is probable that we will have the ability to effect only a single business combination although this may entail the acquisition of several operating businesses. We may not be able to engage in a business combination with more than one target business because of various factors, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which could include attempting to coordinate the timing of negotiations, proxy statement disclosure and other legal issues and closings with multiple target businesses. In addition, we would also be exposed to the risks that conditions to closings with respect to the transaction with one or more of the target businesses would not be satisfied, bringing the fair market value of the initial business combination below the required fair market value of 80% of net assets threshold. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike entities that have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•       subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination; and

•       result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Limited Ability to Evaluate the Target Business’s Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While certain of our current officers and directors may remain associated in senior management or advisory positions with us following a business combination, they may not devote their full time and efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with such business combination, which would be negotiated at the same time as the business combination negotiations are being conducted and which may be a term of the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the business combination is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination. As a result, any of our existing stockholders that acquire shares during or after this offering may not exercise conversion rights with respect to those shares in the event that the business combination transaction is approved. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, will be entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Conversion rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder, other than our existing stockholders, the right to have such stockholder’s $0.396 shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The conversion rights do not apply to shares outstanding prior to this offering. The actual per-share conversion price will be equal to the amount in the trust account, prior to deduction of any deferred costs and inclusive of any interest (net of any taxes due on such interest, which taxes, if any, shall be paid from the trust account, and calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account or taxes payable on such interest, the initial per-share conversion price would be $7.604 or $0.396 less than the per unit offering price of $8.00. Because the initial per share conversion price is $7.604 per share (plus any interest net of taxes payable), which may be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

If a business combination is approved, stockholders that vote against the business combination and elect to convert their shares of common stock to cash will be entitled to receive their pro-rata portion of the $2.0 million ($0.16 per share) of deferred underwriting discount held in the trust account.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination. We will only structure or consummate a business combination in which all stockholders exercising their conversion rights, up to 19.99%, will be entitled to receive their pro rata portion of the trust account (net of taxes payable). Additionally, we will not propose a business combination to our stockholders which includes a provision that such business combination will not be consummated if stockholders owning less than 19.99% vote against such business combination and exercise their conversion rights as described herein.

Liquidation if no Business Combination

If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months if the extension criteria described below have been satisfied, we will be dissolved and will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest (net of taxes payable), plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. Upon our liquidation, the underwriters have agreed to waive any right they may have to the $2.0 million of deferred underwriting discount currently being held in the trust account. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust account.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.604 or $0.396 less than the per unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $7.604, plus interest (net of taxes payable, which taxes, if any, shall be paid from the trust account), due to claims of creditors. Although we will seek to have all vendors, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Our Chairman and all of our executive officers have agreed pursuant to agreements with us and Morgan Joseph & Co. that, if we distribute the proceeds held in trust to our public stockholders, they will be personally liable under certain limited circumstances (for example, if a vendor or a prospective target business does not waive any rights or claims to the trust account) to pay debts and obligations to vendors, prospective target businesses or other entities that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account, to the extent necessary to ensure that such claims do not reduce the amount in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so by the expiration of the 24-month period from the consummation of this offering, we will then liquidate the trust account and our company. Pursuant to the terms of the Investment Management Trust Agreement, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders.

Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described above.

Competition for Target Businesses

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•       our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•       our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination;

•       the requirement to acquire assets or an operating business that has a fair market value equal to at least 80% of our net assets at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination; and

•       our outstanding warrants and unit purchase option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Additionally, we face competition from other blank check companies that have formed recently, a number of which may consummate a business combination in any industry they choose. We may therefore be subject to competition from these companies, which are seeking to consummate a business plan similar to ours and which will, as a result, increase demand for privately-held companies to combine with companies structured similarly to ours. Further, the fact that only two of such companies has completed a business combination and five of such companies have entered into a definitive agreement for a business combination may be an indication that there are only a limited number of attractive target businesses available to such entities or that many privately-held target businesses may not be inclined to enter into business combinations with publicly held blank check companies.

Any of these factors may place us at a competitive disadvantage in negotiating a business combination. Our management believes, however, that our status as a public entity and our potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective to us in acquiring a target business with significant growth potential on favorable terms.

If we effect a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our executive offices at 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405. We have agreed to pay Value Investments, LLC, an affiliated party of which Mr. Lederman is the managing member, up to $7,500 a month for office space at which our executive offices are located, and for utilities, administrative, technology and secretarial services. These offices consist of approximately 1,000 square feet of office space. This arrangement is being agreed to by Value Investments, LLC for our benefit and is not intended to provide Mr. Lederman compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles area, that the fee charged by Value Investments, LLC is at least as favorable as we could have obtained from an unaffiliated third-party.

We consider our current office space adequate for our current operations. Upon completion of a business consummation or our liquidation, we will no longer be required to pay this monthly fee.

Employees

We have five officers, three whom are also members of our board of directors. None of these individuals are obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We will register our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited by our independent accountants.

We will not acquire an operating business in the media, entertainment or telecommunications industries if audited financial statements based on United States generally accepted accounting principles cannot be obtained for such target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with United States generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing each specific target business or assets we seek to acquire. We cannot assure you that any particular target business identified by us as a potential business combination candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to effect a business combination with the proposed target business. Our management believes that although the requirement of having available financial information for the target business or assets may limit the pool of potential target businesses or assets available for acquisition, the narrowing of the pool is not expected to be material.

Legal Proceedings

There is no litigation currently pending or, to our knowledge, contemplated against us or any of our officers or directors in their capacity as such.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds

$95,050,000 of the net offering proceeds, including $2,000,000 in deferred underwriting discounts, will be deposited into a trust account at JPMorgan Chase Bank NY maintained by American Stock Transfer & Trust Company, acting as trustee.

$83,340,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds

The $95,050,000 of net offering proceeds held in trust will be invested in only U.S. “government securities,” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on fair value or net assets of target business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represents at least 80% of the maximum offering proceeds.
Trading of securities issued

The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units may begin to trade separately on the 90th day after the date of this prospectus, unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading, based on their assessment of the relative strengths of the securities markets and small capitalization companies in general,

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

and the trading pattern of, and demand for, our securities in particular, and provided we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Form 8-K.

Exercise of the warrants

The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor

We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC’s website. See the section appearing elsewhere in the prospectus entitled “Where You Can Find Additional Information.”

amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline

A business combination must occur within 18 months after the consummation of this offering or within 24 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 18 month period.

If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds

The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time, except that to the extent the trust account earns interest or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local tax obligations related thereto.

The proceeds held in the escrow account, including all of the interest earned thereon (net of taxes payable) would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. See “Risk Factors—Risks associated with our business—You will not be entitled  to protections normally afforded to investors of blank check companies.”

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Eddy W. Hartenstein	55	Chairman, President and Chief Executive Officer
Robert L. Meyers	58	Chief Financial Officer, Treasurer and Director
Bruce R. Lederman	63	Executive Vice President and Secretary
Lawrence Chapman	51	Executive Vice President
Steven J. Cox	44	Executive Vice President and Director
Henry Goldberg	66	Director
Martin E. Gottlieb	59	Director

Eddy W. Hartenstein has been our Chairman, President and Chief Executive Officer since December 2005. Mr. Hartenstein retired on December 31, 2004 from his position as Vice Chairman of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation) and as a member of The DIRECTV Group Board of Directors. Prior thereto, Mr. Hartenstein was Chairman and CEO of DIRECTV, Inc., from 2001 to 2003. Mr. Hartenstein was also President of DIRECTV, Inc. from its inception in 1990 to 2001, where he was responsible for assembling the DIRECTV management team and guiding its strategic efforts to develop the business infrastructure necessary to launch the U.S. direct-to-home entertainment distribution service. From 1987 through 1990, Mr. Hartenstein was Senior Vice President of Hughes Communications, Inc. Between 1984 and 1987, Mr. Hartenstein served as President of Equatorial Communications Services Company, which was subsequently acquired by GTE. Prior to joining Equatorial, Mr. Hartenstein was Vice President of Hughes Communications, from 1981 to 1984. Mr. Hartenstein joined Hughes Aircraft Company in 1972. Before transferring to Hughes Communications in 1981, he held a succession of engineering, operations, and program management positions at Hughes Aircraft Company’s Space and Communications Division and NASA’s Jet Propulsion Laboratory. Mr. Hartenstein received Bachelor’s degrees in Aerospace Engineering and Mathematics from California State Polytechnic University, Pomona in 1972. He received an M.S. degree in Applied Mechanics from Cal Tech in 1974 while a Hughes Aircraft Company Masters Fellow. Mr. Hartenstein currently serves on the Board of Directors of Thomson S.A., SanDisk Corp., XM Satellite Radio Holdings Inc. and the Consumer Electronics Association. Mr. Hartenstein was elected as a member of the National Academy of Engineering in 2001and was inducted into the Broadcasting & Cable Hall of Fame in 2002.

Robert L. Meyers has been our Chief Financial Officer, Treasurer and a director since December 2005.  From 2004 until December 2005, Mr. Meyers was retired and managing his personal portfolio. From 2001 to 2004, Mr. Meyers was an Executive Vice President of DIRECTV, Inc., a unit of Hughes Electronics Corporation (which changed its name to The DIRECTV Group in 2004). In this position, Mr. Meyers was responsible for customer satisfaction, which included the installation and service network, customer service, marketing and customer loyalty and retention. Prior to this position, Mr. Meyers was Executive Vice President and Chief Financial Officer of DIRECTV, Inc., from 1996 to 2001, where he was responsible for all internal and external financial affairs for DIRECTV, Inc. Mr. Meyers joined DIRECTV, Inc. in 1996 from the corporate headquarters of Hughes Electronics, where he served a dual role as Director of Investor Relations and Corporate Financial Planning. From 1989 to 1993, Mr. Meyers was Controller of Electro-Optical and Data Systems Group, a unit of Hughes Aircraft Company. With Hughes since 1972, Mr. Meyers held progressively responsible finance positions within the company. Prior to appointments at Space and Communications Group Finance and the Commercial Satellite Systems Division, he participated in the Corporate Business Management Development Rotation program with assignments in Radar Systems Group, Missile Systems Group, Malibu Research Laboratories and Electro-Optical and Data Systems Group. Mr. Meyers earned his Bachelor’s and

Master’s degree in Business Administration from the University of Southern California in 1970 and 1972, respectively.

Bruce R. Lederman has been our Executive Vice President and Secretary since December 2005 and served as a director from December 2005 through April 2006. Mr. Lederman is currently a member of Industrial Equity Capital, LLC, a private investment firm, which he joined as a founding member in 2002. From 1999 to 2004, he was Chief Operating Officer, Vice Chairman and Co-founder of AssureSat, Inc., a company formed to design, build and operate geo-synchronous satellites. From 1994 to 2000, Mr. Lederman co-founded and served as Vice Chairman of Unisite, Inc., a company which built and purchased telecommunications towers for the wireless industry. Mr. Lederman retired in 1999 as a senior partner from the law firm of Latham & Watkins, which he joined in 1968. Mr. Lederman obtained his LLB, cum laude, from Harvard Law School in 1967 and received a B.S. in Economics, cum laude, from the Wharton School of Finance & Commerce, University of Pennsylvania in 1964. He attended the London School of Economics at the University of London where he studied Economics from 1962 to 1963.

Lawrence Chapman has been our Executive Vice President since December 2005 and served as a director from December 2005 through April 2006. Mr. Chapman retired from Hughes Electronics Corporation (which changed its name to The DIRECTV Group in 2004) in August 2004, with his most recent assignment as President and Chief Operating Officer of DIRECTV’s Latin American operation, at the time the region’s largest pay television service with offerings in over 28 countries. Mr. Chapman was appointed as President of DIRECTV Latin America, LLC (a partnership between DIRECTV Latin America Holdings, a subsidiary of Hughes Electronics Corp., Darlene Investments LLC, an affiliate of the Cisneros Group of Companies, and Grupo Clarin), to lead the reorganization of the company under Chapter 11 of the U.S. Bankruptcy Code. DIRECTV Latin America emerged from Chapter 11 in April 2004. From August 2001 through December 2002, Mr. Chapman was Executive Vice President in charge of DIRECTV’s Product Development, Marketing and Advertising organizations. From March 2000 through August 2001, Mr. Chapman was President of DIRECTV Global Digital Media Inc., a subsidiary of Hughes Electronics Corporation). Between 1990 and 2000, Mr. Chapman served in a number of capacities at DIRECTV including Senior Vice President of Programming, Senior Vice President of Special Markets and Distribution, and Vice President of Business Affairs. Before his assignments with DIRECTV, a business unit of Hughes Electronics Corporation, Mr. Chapman served in various business development roles at Hughes Communications Inc., a satellite services subsidiary of Hughes Electronics Corporation. From 1985 to 1989, Mr. Chapman was Deputy General Manager at JCSat, a Tokyo-based satellite services joint venture between Hughes Communications, Itochu Corporation and Mitsui and Company, Ltd. Mr. Chapman holds MS and BS degrees in Electrical Engineering from the University of Florida. Mr. Chapman served as a member of the Board of Directors of TiVo, Inc. from 1999 to 2003 and as a member of the Board of Directors of PanAmSat Corporation in 2003.

Steven J. Cox has been our Executive Vice President and a director since December 2005. From September 2001 to March 2005, he served as Executive Vice President of DIRECTV, Inc., a business unit of Hughes Electronics Corporation (which changed its name to The DIRECTV Group, Inc. in 2004). In this position, Mr. Cox was responsible for overseeing all aspects of the company’s sales and distribution strategy, including national sales accounts, distributor and buying groups, new sales programs, direct sales, commercial sales and programs for multiple dwelling units, as well as the sales operations function supporting these activities. Prior to overseeing sales and distribution, Mr. Cox served as Executive Vice President of DIRECTV Global Digital Media from April 2000 to September 2001 and as Senior Vice President of New Ventures from March 1997 to April 2000, where he was responsible for structuring and negotiating DIRECTV’s strategic partnerships, acquisitions and investments, as well as developing new business opportunities. As Senior Vice President of New Ventures, Mr. Cox also oversaw DIRECTV’s regulatory and legislative affairs and DIRECTV’s Signal Integrity unit. Mr. Cox joined DIRECTV in 1995 as Vice President, Business Affairs and General Counsel. Prior to his involvement with DIRECTV, he was corporate counsel for Science Applications International Corporation (SAIC) from July 1992 to January 1995. Mr. Cox’s primary responsibilities at SAIC included acquisitions and divestitures, strategic alliances and joint ventures. Before joining SAIC, Mr. Cox was an associate with the law firm of Gray, Cary, Ames and Frye from 1990 to 1992 and Latham & Watkins LLP from 1988 to 1990. Since July 2005, Mr. Cox has been a director of MDU Communications, Inc. and since November 2005 has been acting as a consultant to MDU Communications, Inc. Mr. Cox received a Bachelor of Science degree in business administration in May 1983 from the University of Illinois at Urbana-Champaign. He also received his J.D. at Stanford Law School in June 1987.

Henry Goldberg has been a Director since April 2006. He is a founding partner of Goldberg, Godles, Wiener & Wright, a telecommunications and information technology law firm in Washington D.C. formed in 1983. From 1975 to 1983, Mr. Goldberg was a partner with Verner, Liipfert, Berhard & McPherson in Washington D.C. From 1971 through 1975, Mr. Goldberg was Deputy General Counsel & General Counsel in the White House Office of Telecommunications Policy. Mr. Goldberg received an A.B. degree from Boston University in 1961 and received his LLB, cum laude, from Columbia University in 1964. Mr. Goldberg is a member of the American Bar Association (ABA) Committee on Agency Rule Making and its Special Committee on Communications. Mr. Goldberg was the past Chairman of the ABA Committee on Communications. He is also a member of the International Bar Association (IBA) and former Co-Chairman of its Communications Committee. Mr. Goldberg is a member of the Federal Communications Bar Association (FCBA) and has been the Co-Chairman of the FCBA Engineering and Technical Practice Committee from 1996 to the present.

Martin E. Gottlieb has been a Director since April 2006. Mr. Gottlieb is a founder and Managing Director of Argent Group Ltd., a boutique investment banking firm specializing in asset-based structured financings of capital assets. Serving as Argent’s President and Chief Executive Officer since its formation in 1982, Mr. Gottlieb has been responsible for the overall management and direction of the firm. Prior to forming Argent in 1982, Mr. Gottlieb was Vice President and Head of the Leveraged Leasing Group at Bank of America. In this capacity, he was responsible for transaction origination, placement and implementation and had profit center responsibility for the Group. Mr. Gottlieb started his career at the First National Bank of Chicago. Mr. Gottlieb is an honors graduate of Long Island University with a Bachelor of Science degree in Business Administration earned in 1973 and holds an MBA degree from the University of Chicago earned in 1976.

Our board of directors is divided into two classes with only one class of directors being elected in each year and each class serving a two-year term. The term of office of the first class of directors, consisting of Robert L. Meyers and Steve Cox, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Eddy Hartenstein, Martin E. Gottlieb and Henry Goldberg, will expire at the second annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of or affiliated with a public company or blank check company that executed a business plan similar to our business plan and none of these individuals is currently affiliated with such an entity. However, we believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to identify and effect an acquisition although we cannot assure you that they will, in fact, be able to do so.

Each of Messrs. Hartenstein, Chapman and Cox have entered into agreements with their former employer pursuant to which they have agreed to forbear from certain activities, including the disclosure or use of any proprietary information obtained while working for the former employer.  These agreements expire as follows: Eddy Hartenstein-December 31, 2006, Lawrence Chapman-August 31, 2006 and Steven

Cox-March 30, 2007.  Separately, the agreements also restrict these officers and directors from any activity which is competitive with their former employer where it is reasonably likely that any of these individuals would disclose or utilize any such confidential or proprietary information in the conduct of such activities. None of the officers and directors subject to these agreements intends to disclose or use any such confidential or proprietary information in connection with our business. We do not believe that any of these restrictions will prevent us from identifying an acquisition candidate or completing a business combination.

Director Independence

Our board of directors has determined that Messrs. Goldberg and Gottlieb are “independent directors” within the meaning of Rule 121(A) of the American Stock Exchange Company Guide and Rule 10A-3 promulgated under the Securities and Exchange Act of 1934, as amended. We intend to locate and appoint at least two additional independent directors to serve on the board of directors and one additional independent director to each serve on our audit committee and our nominating committee within one year of the completion of this offering.

Board Committees

On completion of this offering, our board of directors will have an audit committee and a nominating committee. Our board of directors has adopted a charter for these committees as well as a code of conduct and ethics that governs the conduct of our directors, officers and employees.

Audit Committee

Upon completion of this offering, our audit committee will consist of Henry Goldberg, and Martin Gottlieb. Mr. Gottlieb will serve as the chairman of our audit committee. The independent directors we appoint to our audit committee will each be an independent member of our board of directors, as defined by the rules of the SEC. Our board of directors has determined that Mr. Gottlieb qualifies as an “audit committee financial expert,” as such term is defined by SEC rules. We intend to locate and appoint at least one additional independent director on our audit committee within one year of the completion of the offering.

The audit committee will review the professional services and independence of our independent registered public accounting firm and our accounts, procedures and internal controls. The audit committee will also recommend the firm selected to be our independent registered public accounting firm, review and approve the scope of the annual audit, review and evaluate with the independent public accounting firm our annual audit and annual consolidated financial statements, review with management the status of internal accounting controls, evaluate problem areas having a potential financial impact on us that may be brought to the committee’s attention by management, the independent registered public accounting firm or the board of directors, and evaluate all of our public financial reporting documents.

Nominating Committee

We have established a nominating committee of the board of directors, which consists of Mr. Goldberg and Mr. Gottlieb, each of whom is an independent director as defined by the rules of the American Stock Exchange and the SEC. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others. We intend to locate and appoint at least one additional independent director on our nominating committee within one year of the completion of this offering.

The guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated should be actively engaged in business endeavors, have an understanding of financial statements, corporate budgeting and capital structure, be familiar with the requirements of a publicly traded company, be familiar with industries relevant to our business endeavors, be willing to devote significant time to the oversight duties of the board of directors of a public company, and be able to promote a diversity of views based on the person’s education, experience and professional employment. The nominating committee evaluates each individual in the context of the board as a whole, with the objective of recommending a group of persons that can best implement our business plan, perpetuate our business and represent shareholder interests. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Code of Conduct and Ethics

We have adopted a code of conduct and ethics applicable to our directors, officers and employees in accordance with applicable federal securities laws and the rules of the American Stock Exchange.

Executive Compensation

No executive officer has received any cash compensation for services rendered. Commencing on the effective date of this prospectus through the acquisition of a target business, we have agreed to pay Value Investments, LLC up to $7,500 per month for use of office space, utilities, administrative, technology and secretarial services. Mr. Lederman, our Executive Vice President, and Secretary, is the managing member of Value Investments, LLC. This arrangement is being agreed to by Value Investments, LLC for our benefit and is not intended to provide Mr. Lederman compensation in lieu of salary. We believe, based on rents and fees for similar services in the Los Angeles area, that the fee charged by Value Investments, LLC is at least as favorable as we could have obtained from an unaffiliated third party. Other than this $7,500 per month fee, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. After a business combination, such individuals may be paid consulting, management or other fees from target businesses, with any and all amounts being fully disclosed to stockholders, to the extent known, in the proxy solicitation materials furnished to the stockholders. There is no limit on the amount of these out-of-pocket expenses, and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If none of our directors are deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

Potential investors should be aware of the following potential conflicts of interest:

•       None of our officers or directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•       In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers” and “Risk Factors—Our officers and directors are currently affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicting fiduciary duties in determining to which entity a particular business opportunity should be presented. We may seek a business combination with a target business with which one or more of our existing stockholders may be affiliated.” Accordingly, such officers and directors may become subject to conflicts of interest regarding us and other business ventures in which they may be involved, which conflicts may have an adverse effect on our ability to consummate a business combination.

•       Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by us.

•       Since our officers and directors own shares of our common stock that will be released from escrow only if a business combination is completed and may own warrants that will expire worthless if a business combination is not consummated, these persons may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and timely completing a business combination and securing release of their stock.

•       If we were to make a deposit, down payment or fund a “no shop” provision in connection with a potential business combination, we may have insufficient funds available outside of the trust to pay for due diligence, legal, accounting and other expenses attendant to completing a business combination. In such event, our existing stockholders may have to incur such expenses in order to proceed with the proposed business combination. As part of any such combination, such existing stockholders may negotiate the repayment of some or all of any such expenses, without interest or other compensation, which if not agreed to by the target business’s management, could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest.

•       If our management negotiates to be retained post business combination as a condition to any potential business combination, their financial interests, including compensation arrangements, could influence their motivation in selecting, negotiating and structuring a transaction with a target business, and such negotiations may result in a conflict of interest.

With respect to potential conflicts relating to potential business combinations, in general, prior to availing themselves personally of a business opportunity, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to the subject corporation if:

•       the corporation could financially undertake the opportunity;

•       the opportunity is within the corporation’s line of business; and

•       it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. While a director with such a conflict may decide to recuse himself, we cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Each of our directors has, or may come to have, conflicting fiduciary obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our officers and directors have fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for the entities or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless any other entity to which they owe such a fiduciary obligation and any successors to such entities have declined to accept such opportunities. Additionally, certain of our directors and officers are directors of companies, both public and private, that may perform business activities in the media, entertainment and telecommunications industries similar to those that we may perform after consummating a business combination.

In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination. Accordingly, any shares of common stock acquired by existing stockholders in the open market will not have the same right to vote with respect to a potential business combination. Additionally, our existing stockholders will not have conversion rights with respect to shares acquired during or subsequent to this offering, except upon our liquidation. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination but only with respect to those shares of common stock acquired by them prior to this offering and not with respect to any shares acquired in the open market.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity that is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view. Such opinion will be included in our proxy solicitation materials, furnished to stockholders in connection with their vote on such a business combination and we expect that such independent banking firm will be a consenting expert.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering) by:

•       each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•       each of our officers and directors; and

•       all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Before the Offering	After the Offering(2)
Eddy W. Hartenstein	615,000	19.68%	3.94%
Robert L. Meyers(3)	615,000	19.68%	3.94%
Bruce R. Lederman(4)	615,000	19.68%	3.94%
Lawrence N. Chapman(5)	615,000	19.68%	3.94%
Steven J. Cox(6)	615,000	19.68%	3.94%
Henry Goldberg(7)	25,000	*	*
Martin E. Gottlieb(8)	25,000	*	*
All directors and executive officers as a group (seven individuals)	3,125,000	100.0%	20.0%

*       Less than 1%

(1)          The business address of each of the individuals is 2601 Ocean Park Boulevard, Suite 320, Santa Monica, CA 90405.

(2)          Assumes only the sale of 12,500,000 units in this offering, but not the exercise of the 12,500,000 warrants to purchase our common stock included in such units.

(3)          Mr. Meyers is the chief financial officer, treasurer and a director of our company. Includes 615,000 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

(4)          Mr. Lederman is an executive vice president and the secretary of our company. Includes 615,000 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

(5)          Mr. Chapman is an executive vice president of our company. Includes 615,000 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

(6)          Mr. Cox is an executive vice president and a director of our company. Includes 615,000 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

(7)   Mr. Goldberg is a director of our company.

(8)   Mr. Gottlieb is a director of our company.

Certain of our officers and directors, or their designees, have collectively agreed that concurrently with the closing of this offering, such persons will purchase in a private placement transaction a combined total of 1,500,000 warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the founding director warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1,500,000 purchase price of the founding director warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,500,000 purchase price of the founding director warrants will become part of the liquidating distribution to our public stockholders and the founding director warrants will expire worthless.

Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•       three years following the date of this prospectus;

•       our liquidation; and

•       the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and thus we liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

Each of Messrs. Chapman, Cox, Hartenstein, Lederman and Meyers is deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2005, we issued 2,500,000 shares of our common stock to the individuals set forth below for an aggregate amount of $25,000 in cash, at an average purchase price of approximately $0.01 per share, as follows:

Name	Number of Shares	Relationship to Us
Eddy W. Hartenstein	500,000	Chairman, President and Chief Executive Officer
Robert L. Meyers(1)	500,000	Chief Financial Officer, Treasurer and Director
Bruce R. Lederman(2)	500,000	Executive Vice President and Secretary
Lawrence N. Chapman(3)	500,000	Executive Vice President
Steven J. Cox(4)	500,000	Executive Vice President and Director

(1)          Includes 500,000 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

(2)          Includes 500,000 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

(3)          Includes 500,000 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

(4)          Includes 500,000 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

In April 2006, we effected a .25-for-1 stock split in the form of a dividend lowering the purchase price of our common stock to $.008 per share.

Following the stock split described above, there were 3,125,000 shares of common stock outstanding as follows:

Name	Number of Shares
Eddy W. Hartenstein	615,000
Robert L. Meyers(1)	615,000
Bruce R. Lederman(2)	615,000
Lawrence N. Chapman(3)	615,000
Steven J. Cox(4)	615,000
Henry Goldberg(5)	25,000
Martin Gottlieb(6)	25,000

(1)          Includes 615,000 shares of common stock owned by the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996. Mr. Meyers and his spouse serve as the trustees of the trust. The beneficiary of the trust is Mr. and Mrs. Meyers’ son.

(2)          Includes 615,000 shares of common stock owned by the Lederman Family Trust dated January 17, 2000. Mr. Lederman and his spouse serve as trustees of the trust. The Lederman Family Trust dated January 17, 2000 has been established for the benefit of Mr. Lederman and his spouse.

(3)          Includes 615,000 shares of common stock owned by the Chapman Revocable Family Trust Dated February 27, 2001. Mr. Chapman and his spouse are the trustees of the trust. The Chapman Revocable Family Trust Dated February 27, 2001 has been established for the benefit of Mr. and Mrs. Chapman’s children.

(4)          Includes 615,000 shares of common stock owned by the Cox-King Family Living Trust, established for the benefit of Mr. Cox and his spouse. Mr. Cox and his spouse serve as trustees of the trust.

(5)   In April 2006, each of Mr. Hartenstein, the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996, the Lederman Family Trust dated January 17, 2000, the Chapman Revocable Family Trust Dated February 27, 2001 and the Cox-King Family Living Trust, sold 5,000 shares of common stock at a price of $.008 per share to Mr. Goldberg.

(6)   In April 2006, each of Mr. Hartenstein, the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996, the Lederman Family Trust dated January 17, 2000, the Chapman Revocable Family Trust Dated February 27, 2001 and the Cox-King Family Living Trust, sold 5,000 shares of common stock at a price of $.008 per share to Mr. Gottlieb.

Certain of our officers and directors, or their designees, have collectively agreed that concurrently with the closing of this offering, such persons will purchase a combined total of 1,500,000 of our warrants from us at a price of $1.00 per warrant. These warrants, which we collectively refer to as the founding director warrants, will not be sold or transferred by the purchasers who initially purchase these warrants from us until the completion of our initial business combination. The $1,500,000 purchase price of the founding director warrants will be added to the proceeds of this offering to be held in the trust account pending our completion of one or more business combinations. If we do not complete one or more business combinations that meet the criteria described in this prospectus, then the $1,500,000 purchase price of the founding director warrants will become part of the liquidating distribution to our public stockholders and the founding director warrants will expire worthless.

The holders of the majority of the 3,125,000 shares, together with the holders of the founding director warrants, will be entitled to require us, on up to two occasions, to register these shares and the 1,500,000 founding director warrants and the 1,500,000  shares of common stock underlying the founding director warrants, pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders and the holders of the founding director warrants have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow or the founding director warrants become exercisable, as the case may be. We will bear the expenses incurred in connection with the filing of any such registration statements.

As of the date of this prospectus, certain of our officers and directors have loaned us a total of $225,000, which was used to pay a portion of the expenses of this offering, such as SEC registration fees, NASD registration fees, AMEX listing fees and legal and accounting fees and expenses. The $225,000 loan from our officers and directors will be payable without interest on the earlier of December 13, 2006 or the consummation of the offering. We intend to repay this loan from the proceeds of this offering not held in trust.

Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox have agreed to provide us with a limited recourse revolving line of credit under which we may have up to $500,000 outstanding borrowings at any time. The revolving line of credit terminates upon the earlier of the completion of a business combination, the liquidation of the company, or two years from the date of this prospectus. The revolving line of credit bears no interest and has no recourse against the funds in the trust account, which funds will be distributed to the public stockholders if we do not consummate a business combination within the requisite time periods. It is possible that we could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event we were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), we may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Commencing on the effective date of this prospectus through the acquisition of the target business, we have agreed to pay Value Investments, LLC up to $7,500 per month for use of office space, utilities, administrative, technology and secretarial services. Bruce Lederman, our Executive Vice President and Secretary is the managing member of Value Investments, LLC.

Each of Messrs. Chapman, Cox, Hartenstein, Lederman and Meyers is deemed to be our “parent” and “promoter,” as these terms are defined under the Federal securities laws.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged. Accountable out-of-pocket expenses incurred by our officers and directors will not be repaid out of proceeds held in trust until these proceeds are released to us upon the completion of a business combination, provided there are sufficient funds available for reimbursement after such consummation.

Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

Our existing stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount held outside of the trust account unless the business combination is consummated and there are sufficient funds available for reimbursement after such consummation. The financial interest of such persons could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

After the consummation of a business combination, if any, to the extent our management remains as officers of the resulting business, some of our officers and directors may enter into employment agreements, the terms of which shall be negotiated and which we expect to be comparable to employment agreements with other similarly-situated companies in the media, entertainment and telecommunications industries. Further, after the consummation of a business combination, if any, to the extent our directors remain as directors of the resulting business, we anticipate that they will receive compensation comparable to directors at other similarly-situated companies in the media, entertainment and telecommunications industries.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including the provision of the loans by our officers and directors, will be on terms believed by us at that time, based upon other similar arrangements know to us, to be no less favorable than are available from unaffiliated third parties and any transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 40,000,000 shares of common stock, par value $.001, and 1,000,000 shares of preferred stock, par value $.001. As of the date of this prospectus, 3,125,000 shares of common stock are outstanding, held by seven record holders. No shares of preferred stock are currently outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th trading day after the date of this prospectus unless Morgan Joseph & Co. informs us of its decision to allow earlier separate trading (based on their assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if the representative has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus. Although we will not distribute copies of the Form 8-K to individual unit holders, the Form 8-K will be available on the SEC’s website after filing. See the section appearing elsewhere in this prospectus entitled “Where You Can Find Additional Information.”

Common Stock

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the stockholder vote required to approve any business combination, all of our existing stockholders have agreed to vote the shares of common stock owned by them prior to this offering in the same manner as a majority of the public stockholders who vote at the special or annual meeting called for the purpose of approving a business combination. Our existing stockholders have also agreed that if they acquire shares of common stock in or following this offering, they will vote such acquired shares in favor of a business combination.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. Such stockholder must have also exercised its conversion rights described below.

Our board of directors is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (net of taxes payable, which taxes, if any, shall be paid from the trust account), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution occurring upon our failure to consummate a business combination, but only with respect to those shares of common stock acquired by them prior to this offering. Additionally, upon our liquidation the underwriters have agreed to waive any right they may have to the $2.0 million of deferred underwriting discount held in the trust account all of which shall be distributed to our public stockholders.

Our stockholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of the company after a business combination, our stockholders are entitled, subject to the rights of holders of preferred stock, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Our stockholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders (but not our existing stockholders, nor any of our officers and directors to the extent that they purchase any shares in this offering or the aftermarket) have the right to convert their shares of common stock to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Due to the fact that we currently have 40,000,000 shares of common stock authorized, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of shares of common stock which we are authorized to issue at the same time as our stockholders vote on the business combination.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant included in the units entitles the registered holder to purchase one share of our common stock at a price of $5.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•       the completion of a business combination; and

•       one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

The warrants may trade separately on the 90th day after the date of this prospectus unless Morgan Joseph & Co. determines that an earlier date is acceptable, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular. In no event will Morgan Joseph & Co. allow separate trading of the common stock and warrants until the underwriters’ over-allotment option has either expired or been exercised and we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option) at any time after the warrants become exercisable:

•       in whole and not in part;

•       at a price of $.01 per warrant;

•       upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•       if, and only if, the last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We have established these criteria to provide warrant holders with a reasonable premium to the initial warrant exercise price as well as a degree of liquidity to cushion against a negative market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder will then be entitled to exercise his or her warrant prior to the date scheduled for redemption, however, there can be no assurance that the price of the common stock will exceed the call trigger price or the warrant exercise price after the redemption call is made.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Certain of our officers and directors, or their designees, have collectively agreed to purchase an aggregate of 1,500,000 of our warrants from us at a price of $1.00 per warrant on closing of this offering. The founding director warrants have terms and provisions that are identical to the warrants included in the units being sold in this offering, except that the founding director warrants (i) will not be transferable or salable by the purchasers who initially purchase these warrants from us until we complete a business combination, (ii) will be non-redeemable so long as these persons hold such warrants, and (iii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, or if an exemption from registration is then available. The transfer restriction does not apply to transfers made pursuant to registration or an exemption that are occasioned by operation of law or for estate planning purposes. The non-redemption provision does not apply to warrants included in units or otherwise purchased in open market transactions, if any. The price of the warrants has been arbitrarily established by us and the representative of the underwriters after giving consideration to numerous factors, including but not limited to, the pricing of units in this offering, the pricing associated with warrants in other blank-check financings in both the public after-market and any pre-offering private placement, and the warrant purchase obligations of managers in similar type transactions. No particular weighting was given to any one aspect of those factors considered. We have not performed any method of valuation of the warrants. As part of the negotiations between the representative of the underwriters and our management, management agreed to purchase the warrants directly from us and not in open market transactions. By making a direct investment in us, the amount held in trust pending a business combination has been increased and the participating managers have committed to a specific amount of warrant purchases. The purchase of the Company’s securities in a private placement also has the benefit of reducing any concerns about open-market purchases by members of management present in other blank check offerings.

The warrants owned by our officers and directors will be worthless if we do not consummate a business combination. The personal and financial interests of these individuals may influence their motivation in identifying and selecting a target business and completing a business combination in a timely manner. Consequently, our officers and directors’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest. As a result of the founding director warrants being non-redeemable, holders of the founding director warrants, or their permitted transferees, could realize a larger gain than our public warrant holders.

Purchase Option

We have agreed to sell to Morgan Joseph & Co., the representative of the underwriters, for $100, an option to purchase up to a total of 1,250,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the units sold in this offering). For a more complete description of the purchase option, including the registration rights afforded to the holders of such option, see the section appearing elsewhere in this prospectus entitled “Underwriting—Purchase Option.”

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038.

Shares Eligible for Future Sale

Immediately after this offering, we will have 15,625,000 shares of common stock outstanding, or 17,500,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 12,500,000 shares sold in this offering, or 14,375,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 3,125,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to                 , 2007. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus, subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, and will only be released prior to that date subject to certain limited exceptions, such as our liquidation prior to a business combination (in which case the certificate representing such shares will be destroyed), and the consummation of a liquidation, merger, stock exchange or other similar transaction that results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

Additionally, after this offering there will be 1,500,000 founding director warrants outstanding that upon full exercise will result in the issuance of 1,500,000 shares of common stock to the holders of the founding director warrants. The founding director warrants and the underlying shares of common stock are subject to registration as described below under “—Registration Rights.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•       1% of the number of shares of common stock then outstanding, which will equal 156,250 shares immediately after this offering (or 175,000 if the underwriters exercise their over-allotment option); and

•       the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

The holders of our 3,125,000 issued and outstanding shares of common stock on the date of this prospectus and the 1,500,000 founding director warrants and the 1,500,000 shares of common stock underlying the founding director warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to require us, on up to two occasions, to register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. The holders of the founding director warrants are also entitled to require us to register the resale of the shares of common stock underlying the founding director warrants when such warrants become exercisable by their terms. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Amendments to Our Certificate of Incorporation

Our amended and restated certificate of incorporation filed with the State of Delaware contains provisions designed to provide certain rights and protections to our stockholders prior to the consummation of a business combination, including:

•  a requirement that all proposed business combinations be presented to stockholders for approval regardless of whether or not Delaware law requires such a vote;

•  a prohibition against completing a business combination if 20% or more of our stockholders exercise their conversion rights in lieu of approving a business combination;

•  the right of stockholders voting against a business combination to surrender their shares for a pro rata portion of the trust account in lieu of participating in a proposed business combination;

•  a requirement that our management take all actions necessary to dissolve and liquidate our company in the event we do not consummate a business combination by the later of 18 months after the consummation of this offering or 24 months after the consummation of this offering in the event that either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination was executed but was not consummated within such 18 month period;

•  a limitation on stockholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account upon dissolution and liquidation of our company or upon the exercise of their conversion rights; and

•  the bifurcation of our board of directors into two classes and the establishment of related procedures regarding the standing and election of such directors.

Our amended and restated certificate of incorporation and the underwriting agreement that we will enter into with the underwriters in connection with this offering, prohibit the amendment or modification of any of the foregoing provisions prior to the consummation of a business combination. While these rights and protections have been established for the purchasers of units in this offering, it is nevertheless possible that the prohibition against amending or modifying these rights and protections at any time prior to the consummation of the business combination could be challenged as unenforceable under Delaware law, although, pursuant to the underwriting agreement we are prohibited from amending or modifying these rights and protections at any time prior to the consummation of the business combination. We have not sought an unqualified opinion regarding the enforceability of the prohibition on amendment or modification of such provisions because we view these provisions as fundamental and contractual terms of this offering. We believe these provisions to be obligations of our company to its stockholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including, without limitation, the prohibition on any amendment or modification of such provisions. As a result, the board of directors will not, and pursuant to section 3.26 of the underwriting agreement cannot, at any time prior to the consummation of a business combination, propose any amendment or modification of our amended and restated certificate of incorporation relating to any of the foregoing provisions and will not support, directly or indirectly, or in any way endorse or recommend that stockholders approve an amendment or modification to such provisions.

66

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Morgan Joseph & Co. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Morgan Joseph & Co. Inc.
Southwest Securities, Inc.
GunnAllen Financial, Inc.
Legend Merchant Group, Inc.
Total	12,500,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

Pricing of Securities

We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. It may allow some dealers concessions not in excess of $     per unit.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•       the history and prospects of companies whose principal business is the acquisition of other companies;

•       prior offerings of those companies;

•       our prospects for acquiring an operating business at attractive values;

•       our capital structure;

•       an assessment of our management and their experience in identifying operating companies;

•       general conditions of the securities markets at the time of the offering; and

•       other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 1,875,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$8.00	$100,000,000	$115,000,000
Discount(1)	$0.40	$5,000,000	$5,750,000
Deferred underwriting discount(2)	$0.16	$2,000,000	$2,300,000
Proceeds before expenses(3)	$7.44	$93,000,000	$106,950,000

(1)   Does not include an additional 2% of the gross proceeds from the sale of the 12,500,000 units in this offering ($2,000,000 or $2,300,000 if the over-allotment is exercised in full) that will be paid to the underwriters only upon the consummation of a business combination (and then only with respect to those units as to which the component shares have not been converted to cash) which amounts are reflected in this table as deferred underwriting discount. If a business combination is not consummated and we are liquidated, such amounts will not be paid to the underwriters, but rather will be distributed among our public stockholders.

(2)   The underwriters have agreed to forego their deferred underwriting discount with respect to those units as to which the underlying shares are converted to cash by those stockholders who voted against the business combination and exercised their conversion rights upon consummation of a business combination.

(3)   The offering expenses are estimated at $500,000.

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 1,250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable on a cashless basis at $10.00 per unit commencing on the later of the consummation of a business combination and one year from the date of this prospectus, and expiring five years from the date of this prospectus. The option and the 1,250,000 units, the 1,250,000 shares of common stock and the 1,250,000 warrants underlying such units, and the 1,250,000 shares of common stock underlying such warrants, have been deemed to be underwriting compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Morgan Joseph & Co. will not sell, transfer, assign, pledge, or hypothecate this option or the securities underlying this option, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of this option or the underlying securities for a period of 180 days from the date of this prospectus. Additionally, the option may not be sold transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180 day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered on the registration statement of which this prospectus forms a part, the option grants holders demand and “piggy back” registration rights for periods of five and seven years, respectively, from the date of this prospectus. These rights apply to all of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the option, other than underwriting commissions incurred and payable by the holders. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option exercise price or underlying units will not be adjusted for issuances of common stock at a price below the option exercise price.

The sale of the option will be accounted for as a cost attributable to the proposed offering. Accordingly, there will be no net impact on our financial position or results of operations, except for the recording of the $100 proceeds from the sale. We have estimated, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $6,587,500, using an expected life of five years, volatility of 84.6%, and a risk-free rate of 4.83%. However, because our units do not have a trading history, the volatility assumption is based on information currently available to management. We believe the volatility estimate calculated is a reasonable benchmark to use in estimating the expected volatility of our units. Although an expected life of five years was used in the calculation, if we do not consummate a business combination within the prescribed time period and we liquidate, the option will become worthless.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•       Stabilizing Transactions.   The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, as long as stabilizing bids do not exceed the maximum price specified in Regulation M, which generally requires, among other things, that no stabilizing bid shall be initiated at or increased to a price higher than the lower of the offering price or the highest independent bid for the security on the principal trading market for the security.

•       Over-Allotments and Syndicate Coverage Transactions.   The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•       Penalty Bids.   The representative may reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid may also have an effect on the prices of the securities if it discourages resales.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

The distribution of our securities will end upon the underwriters’ cessation of selling efforts and stabilization activities, provided, however, in the event that the underwriters were to exercise their over-

allotment option to purchase securities in excess of its short position, then the distribution will not be deemed to have been completed until all of the securities have been sold.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide services for us after this offering, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after the offering we may pay such underwriter fair and reasonable fees that would be determined in an arm’s length negotiation.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York. DLA Piper Rudnick Gray Cary US LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements of HD Partners Acquisition Corporation at December 31, 2005 and March 31, 2006 and for the periods then ended appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Goldstein Golub Kessler LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

HD PARTNERS ACQUISITION CORPORATION
(A DEVELOPMENT STAGE COMPANY)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
HD Partners Acquisition Corporation

We have audited the accompanying balance sheets of HD Partners Acquisition Corporation (a development stage company) as of March 31, 2006 and December 31, 2005, and the related statements of operations, stockholders’ equity and cash flows for the periods from January 1, 2006 to March 31, 2006, December 6, 2005 (date of inception) to December 31, 2005 and December 6, 2005 (date of inception) to March 31, 2006 (cumulative). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HD Partners Acquisition Corporation as of March 31, 2006 and December 31, 2005, and the results of its operations and its cash flows for the periods from January 1, 2006 to March 31, 2006, December 6, 2005 (date of inception) to December 31, 2005 and December 6, 2005 (date of inception) to March 31, 2006 (cumulative) in conformity with United States generally accepted accounting principles.

/s/ GOLDSTEIN GOLUB KESSLER LLP
GOLDSTEIN GOLUB KESSLER LLP
New York, New York
April 18, 2006

HD Partners Acquisition Corporation
(a development stage company)

Balance Sheet

	March 31, 2006	December 31, 2005
ASSETS
Current assets:
Cash	$112,386	$154,239
Deferred offering costs	144,919	139,652
Total assets	$257,305	$293,891
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,000	$2,013
Accrued offering costs	8,318	43,891
Notes payable to stockholders	225,000	225,000
Total current liabilities	234,318	270,904
COMMITMENTS
STOCKHOLDERS’ EQUITY
Preferred stock—$.001 par value; 1,000,000 shares authorized; 0 issued and outstanding	—	—
Common stock—$.001 par value, 40,000,000 shares authorized; 3,125,000 issued and outstanding	3,125	3,125
Additional paid-in capital	21,875	21,875
Deficit accumulated during the development stage	(2,013)	(2,013)
Total stockholders’ equity	22,987	22,987
Total liabilities and stockholders’ equity	$257,305	$293,891

See Notes to Financial Statements.

HD Partners Acquisition Corporation
(a development stage company)

Statement of Operations

	January 1, 2006 To March 31, 2006	December 6, 2005 (Date of Inception) To December 31, 2005	December 6, 2005 (Date of Inception) to March 31, 2006 (Cumulative)
Revenue	$—	$—	$—
Organization costs	—	(1,000)	$(1,000)
Franchise taxes	—	(1,013)	(1,013)
Net loss for the period	$—	$(2,013)	$(2,013)
Net loss per share—basic and diluted	$0.00	$(0.01)	$(0.01)
Weighted average number of shares outstanding—basic and diluted	3,125,000	3,125,000	3,125,000

See Notes to Financial Statements.

HD Partners Acquisition Corporation
(a development stage company)

Statement of Stockholders’ Equity

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total
Contributions from founding stockholders—December 13, 2005 at $.008 per share	3,125,000	$3,125	$21,875	—	$25,000
Net loss	—	—	—	$(2,013)	(2,013)
Balance—December 31, 2005	3,125,000	$3,125	$21,875	$(2,013)	$22,987
Net loss	—	—	—	—	—
Balance—March 31, 2005	3,125,000	$3,125	$21,875	$(2,013)	$22,987

See Notes to Financial Statements.

HD Partners Acquisition Corporation
(a development stage company)

Statement of Cash Flows

	January 1, 2006 To March 31, 2006	December 6, 2005 (Date of Inception) To December 31, 2005	December 6, 2005 (Date of Inception) through March 31, 2006 (Cumulative)
Cash flows from operating activities:
Net loss	$—	$(2,013)	$(2,013)
Adjustments to reconcile net loss to net cash provided by operating activities:
Changes in:
Accrued expenses	(1,013)	2,013	1,000
Net cash used by operating activities	(1,013)	—	(1,013)
Cash flows from financing activities:
Proceeds from notes payable to stockholders	—	225,000	225,000
Proceeds from sale of common stock	—	25,000	25,000
Payments of offering costs	(40,840)	(95,761)	(136,601)
Net cash provided (used) by financing activities	(40,840)	154,239	113,399
Net increase\(decrease) in cash	(41,853)	154,239	112,386
Cash—beginning of period	154,239	—	—
Cash—end of period	$112,386	$154,239	$112,386
Supplemental schedule of non-cash financing activity:
Accrual of deferred offering costs:	$5,267	$43,891	$8,318

See Notes to Financial Statements.

HD Partners Acquisition Corporation
(a development stage company)

Notes to Financial Statements

1.               Organization, Business Operations and Significant Accounting Policies

HD Partners Acquisition Corporation (the “Company”) was incorporated in Delaware on December 6, 2005 as a blank check company whose objective is to acquire a business in the media, entertainment or telecommunications industries.

At March 31, 2006, the Company had not yet commenced any operations. All activity through March 31, 2006 relates to the Company’s formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 2. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the media, entertainment or telecommunications industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (95%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in government securities until the earlier of (i) the consummation of a first Business Combination or (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 3,125,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, net of taxes payable, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution

HD Partners Acquisition Corporation
(a development stage company)

Notes to Financial Statements (Continued)

(including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of temporary differences, aggregating approximately $700 at December 31, 2005 and March 31, 2006. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2005 and March 31, 2006.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

2.               Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 12,500,000 units (“Units”), and up to an additional 1,875,000 subject to an over-allotment option granted to the underwriters that may be exercised during the 45 day period after the date of the offering prospectus. Each Unit consists of one share of the Company’s common stock, $.001 par value, and one redeemable common stock purchase warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.50 commencing the later of the completion of a business combination with a target business or one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given.

Certain of the Company’s directors and officers, or their designees, have agreed to purchase a total of 1,500,000 warrants concurrently with the closing of Proposed Offering at $1.00 per warrant for an aggregate purchase price of $1,500,000 (the Founding Director Warrants). The Founding Director Warrants will be purchased separately and not in conjunction with common stock in the form of units. The purchase price of the Founding Director Warrants will be added to the proceeds from the Proposed Offering to be held in the Trust Account pending completion of a business combination. If the Company does not complete a business combination then the purchase price of the Founding Director Warrants will

HD Partners Acquisition Corporation
(a development stage company)

Notes to Financial Statements (Continued)

become part of the liquidation distribution to the Company’s public stockholders and the Founding Director Warrants will expire worthless.

In addition, the Company has agreed to sell to Morgan Joseph & Co., Inc., for $100, as additional compensation, an option to purchase up to a total of 1,250,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.875 (125% of the exercise price of the warrants included in the units sold in the offering). In lieu of paying the exercise price of $10.00 per unit, the option may be converted into units (i.e., a cashless exercise) to the extent that the market value of the units at the time of conversion exceeds the exercise price of the option. The option may only be exercised or converted by the option holder. The option will only be issued to Morgan Joseph & Co., Inc. upon completion of the Company’s initial public offering. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

The sale of the option will be accounted for as an equity transaction. Accordingly, there will be no net impact on the Company’s financial position or results of operations, except for the recording of the $100 proceeds from the sale. The Company has determined, based upon a Black-Scholes model, that the fair value of the option on the date of sale would be approximately $6,587,500, using an expected life of five years, volatility of 84.6% and a risk free interest rate of 4.83%.

The volatility calculation of 84.6% is based on the average volatility of the 25 smallest media/communications companies in the Russell 2000 Index during the period from April 5, 2001 through April 4, 2006. Because the Company does not have a trading history, the Company needed to estimate the potential volatility of its unit price, which will depend on a number of factors which cannot be ascertained at this time. The Company used the 25 smallest media/communications companies in the Russell 2000 Index because its management believes that the volatility of these companies is a reasonable benchmark to use in estimating the expected volatility for the Company’s units. Although an expected life of five years was taken into account for the purposes of assigning a fair value to the option, if the Company does not consummate a business combination within the prescribed time period and liquidates, the option would become worthless.

Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the purchase option grants to holders demand and “piggy back” rights for periods of five years and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of 1933 of the securities directly and indirectly issuable upon exercise of the purchase option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the purchase option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, merger or consolidation. However, the purchase option will not be adjusted for issuances of common stock at a price below its exercise price.

3.   Notes Payable, Stockholders

The Company issued an aggregate of $225,000 of unsecured promissory notes to five Initial Stockholders, who are also officers, on December 13, 2005. The notes are non-interest bearing and are

HD Partners Acquisition Corporation
(a development stage company)

Notes to Financial Statements (Continued)

payable on the earlier of December 13, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximates their carrying amount.

4.               Commitments and Other Matters

The Company utilizes certain limited administrative, technology and secretarial services, as well as certain limited office space provided by an affiliate of one of the Initial Stockholders. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such services available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate up to $7,500 per month for such services commencing on the effective date of the Proposed Offering. These costs reflect deferred offering costs which have been added to the funds held in trust. If a business combination is not completed the deferred fees will become part of the liquidation distribution to the Company’s public stockholders.

In addition, the Company will pay to Morgan Joseph & Co., Inc. serving as the underwriting syndicate’s representative, seven percent (7%) of the gross proceeds of the offering (the “Underwriters’ Discount”). Five percent (5%) of the gross proceeds ($5,000,000, or $5,750,000 if the over-allotment option is exercised in full) will be paid upon the closing of the Company’s underwritten initial public offering. Morgan Joseph & Co., Inc. has agreed to defer payment of the remaining two percent (2%) of the gross proceeds ($2,000,000, or $2,300,000 if the over-allotment option is exercised in full) until completion of a business combination. Until a business combination is complete, these funds will be placed in the Trust Account. If the Company does not complete a business combination then the 2% deferred fee will become part of the liquidation distribution to the Company’s public stockholders. The Underwriters’ Discount will amount to an aggregate of $7,000,000 if the underwriters do not exercise their over-allotment option, and an aggregate of $8,050,000 if the over-allotment option is exercised in full.

As discussed in Note 2, certain the Company’s Founding Directors and Officers, have agreed with the Underwriter that, subject to any regulatory restrictions that concurrent with the Proposed Offering closing, they or certain of their affiliates or designees will purchase $1,500,000 of Warrants at a price of $1.00 per Warrant for a total of 1,500,000 Warrants. Each of the Company’s Initial Stockholders or their designees cannot sell these warrants until the consummation of a business combination. These warrants will be non-callable as long as they are held by the Company’s Initial Stockholders or their designees.

HD Partners Acquisition Corporation
(a development stage company)

Notes to Financial Statements (Continued)

5.   Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

6.   Deferred offering costs

Deferred offering costs consist principally of legal fees and other costs, incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital or charged to expense if not completed.

7.   Subsequent Events

In April 2006, the Company effected a .25 for 1 stock split in the form of a dividend. All share numbers herein reflect this adjustment.

In addition, in April 2006 the Company approved an amendment and restatement of its Certificate of Incorporation whereby the number of authorized shares of common stock was decreased from 100,000,000 to 40,000,000. All share numbers herein reflect this change.

In April 2006, the Company amended certain terms of the Proposed Offering. All disclosures herein reflect the amended terms.

In connection with the Proposed Offering, in May 2006 the Company entered into a limited recourse revolving line of credit with Messrs. Hartenstein, Meyers, Lederman, Chapman and Cox, under which it may have up to $500,000 outstanding borrowings at any time. The revolving line of credit will terminate upon the earlier of the completion of a business combination, the liquidation of the Company, or two years from the date of the prospectus. The revolving line of credit will bear no interest and will have no recourse against the funds in the Trust Account, which funds will be distributed to the public stockholders if the Company does not consummate a business combination within the requisite time periods. It is possible that the Company could use a portion of the borrowings under the limited recourse revolving line of credit to make a deposit, down payment or fund a “no-shop” provision with respect to a particular proposed business combination. In the event the Company were ultimately required to forfeit such funds (whether as a result of our breach of the agreement relating to such payment or otherwise), it may not have a sufficient amount of working capital available to pay expenses related to finding a suitable business combination without securing additional financing. If it were unable to secure additional financing, it would most likely fail to consummate a business combination in the allotted time and would be forced to liquidate.

Until [                                ], 2006, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

HD PARTNERS
ACQUISITION CORPORATION

$100,000,000

12,500,000 Units

PROSPECTUS

SOUTHWEST SECURITIES

GUNNALLEN FINANCIAL

LEGEND MERCHANT GROUP, INC.

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
Initial Escrow Agent Fee	3,500
SEC registration fee	25,324
NASD filing fee	22,016
Accounting fees and expenses	35,000
Printing and engraving expenses	50,000
Legal fees and expenses	250,000
AMEX listing fees and expenses	80,000
Miscellaneous	33,160	(2)
Total	$500,000

(1)          In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee following the offering, the registrant will be required to pay to American Stock Transfer & Trust Company annual fees of approximately $3,000 for acting as trustee, approximately $12,000 for acting as transfer agent and warrant agent of the registrant’s common stock and warrants, respectively.

(2)          This amount represents additional expenses that may be incurred by us in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.                 Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents will be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)   Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)   For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)    For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters, and the underwriters have agreed to indemnify us, against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.                 Recent Sales of Unregistered Securities.

(a)   During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Chapman Revocable Family Trust Dated February 27, 2001(1)(2)	615,000
Cox-King Family Living Trust(1)(2)	615,000
Eddy W. Hartenstein(1)(2)	615,000
Lederman Family Trust dated January 17, 2000(1)(2)	615,000
Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996(1)(2)	615,000
Henry Goldberg(1)	25,000
Martin Gottllieb(2)	25,000
Total	3,125,000

(1)   In April 2006, each of Mr. Hartenstein, the Robert Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996, the Lederman Family Trust dated January 17, 2000, the Chapman Revocable Family Trust Dated February 27, 2001 and the Cox-King Family Living Trust, sold 5,000 shares of common stock at a price of $.008 per share to Mr. Goldberg.

(2)   In April 2006, each of Mr. Hartenstein, the Rober Lewis Meyers and Karen L. Meyers Family Trust dated December 11, 1996, the Lederman Family Trust dated January 17, 2000, the Chapman Revocable Family Trust Dated February 27, 2001 and the Cox-King Family Living Trust, sold 5,000 shares of common stock at a price of $.008 per share to Mr. Gottlieb

Such shares were issued on December 13, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. The shares issued to the individuals above were sold for an aggregate offering price of $25,000 at a purchase price of $.001 per share. No underwriting discounts or commissions were paid with respect to such sales.

Concurrently with the closing of our initial public offering certain of our officers and directors will purchase 1,500,000 founding director warrants from us. The founding director warrants will be issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to “accredited investors” as defined in Rule 501(a) of the Securities Act. No underwriting discounts or commissions were paid with respect to such sales.

In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of the offering If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the existing stockholders’ collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

(b)                The shares of common stock issued and outstanding prior to the public offering as listed in Item 15(a) above have been adjusted to give effect to a .25-for-one stock split in the form of a dividend effected in April, 2006 thus reducing the per share price to $.008 per share.

Item 16.                 Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17.                 Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.                    To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.                To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided,however, that

A.             Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.              Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.                    If the registrant is relying on Rule 430B:

A.             Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.              Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.                If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.                    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.                Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes that:

(1)          For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)          For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURE

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 5 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 2nd day of May, 2006.

HD PARTNERS ACQUISITION CORPORATION
By:	/s/ EDDY W. HARTENSTEIN
	Name:	Eddy W. Hartenstein
	Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ EDDY W. HARTENSTEIN	Chairman, President and Chief Executive Officer	May 2, 2006
Eddy W. Hartenstein	(Principal Executive Officer)
*/s/ ROBERT L. MEYERS	Chief Financial Officer, Treasurer and Director	May 2, 2006
Robert L. Meyers	(Principal Financial and Accounting Officer)
*/s/ BRUCE R. LEDERMAN	Executive Vice President and Secretary	May 2, 2006
Bruce R. Lederman
*/s/ STEVEN J. COX	Executive Vice President and Director	May 2, 2006
Steven J. Cox
*/s/ LAWRENCE N. CHAPMAN	Executive Vice President	May 2, 2006
Lawrence N. Chapman
*/s/ HENRY GOLDBERG	Director	May 2, 2006
Henry Goldberg
*/s/ MARTIN E. GOTTLIEB	Director	May 2, 2006
Martin E. Gottlieb

*by	EDDY W. HARTENSTEIN,
attorney in fact

Exhibit No.	Description
1.1	Form of Underwriting Agreement.**
1.2	Form of Selected Dealers Agreement.**
3.1	Amended and Restated Certificate of Incorporation.**
3.2	By-laws.**
4.1	Specimen Unit Certificate.**
4.2	Specimen Common Stock Certificate.**
4.3	Specimen Warrant Certificate.**
4.4	Form of Unit Purchase Agreement to be granted to Morgan Joseph & Co., Inc.**
4.5	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.**
5.1	Opinion of Ellenoff Grossman & Schole LLP.
10.1	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.**
10.2	Form of Stock Escrow Agreement among the Registrant, American Stock Transfer & Trust Company and the Existing Stockholders.**
10.3	Form of Registration Rights Agreement among the Registrant and the Existing Stockholders.**
10.4	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Lawrence N. Chapman.**
10.5	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Steven J. Cox.**
10.6	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Eddy W. Hartenstein.**
10.7	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Bruce R. Lederman.**
10.8	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Robert L. Meyers.**
10.9	Office Services Agreement between the Registrant and Value Investments, LLC.**
10.10	Promissory Note, dated December 13, 2005, issued to Lawrence N. Chapman in the amount of $45,000.**
10.11	Promissory Note, dated December 13, 2005, issued to Steven J. Cox in the amount of $45,000.**
10.12	Promissory Note, dated December 13, 2005, issued to Eddy W. Hartenstein in the amount of $45,000.**
10.13	Promissory Note, dated December 13, 2005, issued to Bruce R. Lederman in the amount of $45,000.**
10.14	Promissory Note, dated December 13, 2005, issued to Robert L. Meyers in the amount of $45,000.**
10.15	Form of Founding Director Warrant Purchase Agreement among the Registrant and each of Lawrence N. Chapman, Steven J. Cox, Eddy W. Hartenstein, Bruce R. Lederman and Robert L. Meyers.**
10.16	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Henry Goldberg
10.17	Letter Agreement among the Registrant, Morgan Joseph & Co., Inc. and Martin E. Gottlieb
10.18	Subordinated Revolving Line of Credit Agreement dated May 2, 2006 by and among the Registrant, Eddy W. Hartenstein, Robert L. Meyers, Lawrence N. Chapman, Steven J. Cox and Bruce R. Lederman.
14	Code of Ethics**
23.1	Consent of Goldstein Golub Kessler LLP.
23.2	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
24	Power of Attorney (Included on Signature Page).**
99.1	Audit Committee Charter**
99.2	Nominating Committee Charter**

** Previously filed.